UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Trex Company, Inc.

2500 Trex Way

Winchester, Virginia 22601

Notice of Annual Meeting of Stockholders

April 28, 2026

To our stockholders:

Notice is hereby given that the 2026 annual meeting of stockholders of Trex Company, Inc. will be held at Trex University, 331 Apple Valley Road, Winchester, Virginia, on Tuesday, April 28, 2026, at 9:00 a.m., local time, for the following purposes:

to elect four directors of Trex Company, Inc.;

to approve, on a non-binding advisory basis, the compensation of our named executive officers;

to ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2026 fiscal year; and

to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 06, 2026 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

We have elected to adopt the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to our stockholders instead of a paper copy of this Proxy Statement and our 2025 Annual Report. The Notice of Availability contains instructions on how to access and review those documents over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders who receive a Notice of Availability by mail and would like to receive a printed copy of our proxy materials should follow the instructions for requesting such materials included on the Notice of Availability.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, please complete and return your proxy card, or vote by telephone or via the Internet by following the instructions on your Notice of Availability. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the annual meeting and vote in person.

By Order of the Board of Directors,

Amy M. Fernandez

Senior Vice President, Chief Legal Officer

Secretary and Chief Sustainability Officer

Dated: March 16, 2026

i

ii

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders Meeting	Meeting Agenda
Date Time Place Record Date Voting

Tuesday, April 28, 2026

9:00 a.m. Eastern Time

Trex University

331 Apple Valley Road

Winchester, Virginia 22602

March 06, 2026

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

▪
Election of four directors
▪
Non-binding advisory vote on executive compensation
▪
Ratification of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2026
▪
Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Item	Board recommendation	Reasons for recommendation	More information
1. Election of four directors.	FOR

The Board and Nominating/Corporate Governance Committee believe that the four Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.

Page 10
2. Non-binding advisory vote on executive compensation (“say-on-pay”).	FOR	The Board of Directors believes that the Company’s executive compensation programs demonstrate the continuing focus by the Company on a pay-for-performance philosophy.	Page 66
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026.	FOR

Based on the Audit Committee’s assessment of Ernst & Young’s qualifications and performance, the Board of Directors and the Audit Committee believe that its retention for fiscal year 2026 is in the best interests of the Company.

Board of Directors

The following table provides summary information about each director*.

Director Occupation	Age	Director since	Board Independent	Other public boards	Committee memberships			Up for re-election at current Annual Meeting
					AC	CC	NCGC

Jay M. Gratz Retired; Former Executive Vice President and Chief Financial Officer, Ryerson Inc.	73	2007	Yes	0				Yes
B. Andrew Rose Retired; Former President and CEO, Worthington Enterprises, Inc.	55	2025	Yes	2				Yes
Irene Tasi Senior Vice President and Chief Transformation Officer, PPG Industries, Inc.	49	2026	Yes	0				Yes
Gerald Volas Retired; Former CEO, TopBuild Corp.	71	2014	Yes	0				Yes
James E. Cline** Retired; Former President and CEO, Trex Company, Inc.	74	2015	Yes	1				No
Kristine L. Juster CEO, Conair LLC	62	2019	Yes	0				No
D. Christian Keffer Former President and CEO, Stihl, Inc.	53	2024	Yes	0				No
Gena C. Lovett, Ph.D Former Vice President, Manufacturing, Safety and Quality, Defense, Space and Security of Boeing Company	63	2021	Yes	2				No
Patricia B. Robinson*** Retired; Former President of Mead School and Office Products	73	2000	Yes	0				No

* The above matrix and charts do not include Mr. Bryan Fairbanks or Mr. Ron Kaplan who are retiring from the Board of

Directors effective the Annual Meeting on April 28, 2026.

**Chairman of the Board

*** Lead Independent Director

AC	Audit Committee	Chair

CC	Compensation Committee	Member

NCGC	Nominating/Corporate Governance Committee	Financial expert

Experience/Qualifications/Skills/Attributes*

Executive Leadership	Marketing and Sales
Construction and Building Materials Industry Experience	Product Innovation and Technology
Accounting and Finance	Human Capital Management
Capital Markets and M&A	Risk Management
Manufacturing and Supply Chain

Director Tenure* Age Distribution*

Independence*

*The above matrix and charts do not include Mr. Bryan Fairbanks or Mr. Ron Kaplan who are retiring from the Board of Directors effective the Annual Meeting on April 28, 2026.

We believe that our directors should have a wide range of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in board activities, and other attributes discussed below in the “Director Nomination Policy” section on page 26. We endeavor to have a board that represents a range of qualifications, skills, and depth of experience in areas relevant to the Board’s oversight of the Company’s activities. Some of which we currently consider to be important are summarized below:

Skills/Experience*	James Cline	Jay Gratz	Kristine Juster	D. Christian Keffer	Gena Lovett	Patricia Robinson	B. Andrew Rose	Irene Tasi	Gerald Volas
Executive Leadership Experience in a significant executive leadership position	X	X	X	X	X		X	X	X
Construction and Building Materials Industry Experience Knowledge of or experience in an industry involving construction and/or building materials	X	X		X		X	X	X	X
Accounting and Finance Experience in financial accounting and reporting, and corporate finance	X	X					X		X
Capital Markets and M&A Experience leading and implementing mergers and acquisitions and other strategic transactions	X	X	X				X	X	X
Manufacturing and Supply Chain Senior manufacturing or supply chain leader with expertise across product quality, production, fulfillment, logistics, and multi-channel distribution	X	X	X	X	X		X		X
Marketing and Sales Branded consumer marketing and/or sales executive with experience developing commercial strategies for distinctive, durable brands in retail/consumer environment	X		X	X		X	X	X	X

Product Innovation and Technology

Experience with product innovation, including R&D and product development, and enterprise-wide technology, including AI, digital platforms and digitally focused business transformation

	X		X	X	X		X	X	X
Human Capital Management Experience attracting, motivating, and retaining top talent, evaluating performance and compensation of senior management, and overseeing strategic human capital planning	X		X	X	X		X	X	X
Risk Management Experience in oversight of systems and processes in place to identify, analyze, manage and respond to risk; legal, policy, and governance expertise	X		X	X		X	X	X	X

*The above matrix does not include Mr. Bryan Fairbanks or Mr. Ron Kaplan, who are retiring from the Board effective the Annual Meeting on April 28, 2026.

Trex Company, Inc.

2500 Trex Way

Winchester, Virginia 22601

Annual Meeting of Stockholders

April 28, 2026

Proxy Statement

General Information

Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”, “we” or “our”) for use at the Company’s 2026 annual meeting of stockholders to be held at Trex University, 331 Apple Valley Road, Winchester, Virginia, on Tuesday, April 28, 2026 at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Record Date and Voting Securities

Only stockholders of record at the close of business on March 06, 2026, the record date for the annual meeting (the “record date”), will be entitled to notice of and to vote at the annual meeting. As of March 06, 2026, we had 103,889,031 shares of common stock outstanding, which are our only securities entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

A complete list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days ending on the day before the meeting, at the Company’s offices at 2500 Trex Way, Winchester, Virginia.

Electronic Notice and Mailing

Notice of the Company’s annual meeting was mailed on or about March 16, 2026 to all stockholders as of the record date.

Those stockholders entitled to vote may vote their shares via the Proxy Card, or via the Internet, telephone, or mail, following the instructions printed on the Notice of Availability.

Stockholders who receive a Notice of Availability and would like to receive a printed copy of our proxy materials should follow the instructions for requesting such materials included in the Notice of Availability.

From the date of the mailing of the Notice of Availability until the conclusion of the annual meeting, all of the proxy materials will be accessible on the Company’s website at www.trex.com/proxy.

Revocability of Proxies

Stockholders who execute proxies may revoke them by giving written notice to our Secretary any time before such proxies are voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy at the annual meeting.

Other Matters

The Board does not know of any matter that is expected to be presented for consideration at the annual meeting, other than the election of four directors, a non-binding advisory vote on the compensation of our named executive officers, and ratification of the appointment of our independent registered public accounting firm for the current fiscal year. However, if other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

We are not engaging any company for the purpose of proxy solicitation in conjunction with this Proxy Statement. We will bear the cost of the annual meeting and the cost of soliciting proxies, including the cost of mailing any proxy materials. In addition to solicitation by mail, our directors, officers, and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses. In addition, we have retained Broadridge Financial Solutions, Inc., or Broadridge, to assist in the mailing, collection, and administration of the proxy.

The 2025 Annual Report to stockholders and the 2025 Form 10-K are not proxy soliciting materials.

Voting Procedures; Quorum; Abstentions; Broker Voting

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote:

▪
FOR election of the nominees listed herein as directors;
▪
FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
▪
FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year.

A majority of the outstanding shares of common stock entitled to vote on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (which occur with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

The following vote shall be required for approval of each matter:

Voting Matter	Standard Required
Proposal 1: Election of four directors.

Majority, which means nominees for the Board of Directors will be elected if more votes are cast in favor of a nominee than are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. As this proposal is considered a “non-routine” matter, brokers may vote their shares on the election of directors only if they have voting instructions from the beneficial owners of the shares.

In the event a nominee does not receive a majority of the votes cast on such nominee’s election, our Bylaws provide that the nominee must immediately submit a written offer of resignation to the Board. Within 60 days after the certification of the election results, the Nominating/Corporate Governance Committee will consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on such recommendation within 90 days following receipt of the certification of the election results. If a director’s resignation is not accepted by the Board, then the director who tendered that resignation will continue to serve on the Board until the 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her death, resignation, or removal, if earlier.

Proposal 2: Non-binding advisory vote on executive compensation (“say-on-pay”); and

Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions from voting on any of these proposals will have the same effect as a vote against such proposal. Brokers may vote their shares on the say-on-pay proposal only if they have voting instructions from the beneficial owners of the shares, and in the case of ratification of the appointment of the Company’s independent registered public accounting firm, brokers may vote their shares on this proposal even if they have not received instructions (ratification of the appointment of the independent registered public accounting firm is considered a “routine” matter for which a broker may exercise discretionary voting power). With respect to Proposal 2, as this proposal is considered a “non-routine” matter, broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. With respect to Proposal 3, as this proposal is considered a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Security Ownership

The following table presents, as of March 06, 2026, information based upon the Company’s records and filings with the U.S. Securities and Exchange Commission (“SEC”) regarding beneficial ownership of its common stock by the following persons:

▪
each person known to the Company to be the beneficial owner of more than 5% of the common stock;
▪
each director and each nominee to the Board;
▪
each executive officer of the Company named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this Proxy Statement; and
▪
all directors and executive officers of the Company as a group.

As of March 06, 2026, there were 103,889,031 shares of common stock outstanding.

The following information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of such date and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, stock appreciation right, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all such persons may be deemed to be the beneficial owners of such securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
BlackRock, Inc. (2) 50 Hudson Yards; New York, NY 10001	10,513,943	9.2%
The Vanguard Group (3) 100 Vanguard Blvd.; Malvern, PA 19355	10,248,414	9.0%
AllianceBernstein L.P. (4) 501 Commerce Street; Nashville, TN 37203	6,503,478	6.0%
Wellington Management Group LLP; Wellington Group Holdings LLP; Wellington Investment Advisors Holdings LLP (5); c/o Wellington Management Company LLP 280 Congress Street; Boston, MA 02210	7,225,389	6.5%
Bryan H. Fairbanks (6)	231,807	*
Adam D. Zambanini (7)	269,659	*
Amy M. Fernandez(8)	76,961	*
Prithvi S. Gandhi (9)	76,454	*
Jacob. T. Rudolph (10)	56,214	*
James E. Cline (11)	42,976	*
Jay M. Gratz (12)	30,874	*
Kristine L. Juster (13)	12,898	*
Ronald W. Kaplan (14)	24,566	*
D. Christian Keffer (15)	3,249	*
Gena C. Lovett (16)	8,072	*
Patricia B. Robinson (17)	70,331	*
B. Andrew Rose (18)	14,183	*
Irene Tasi (19)	1,256	*
Gerald Volas (20)	41,574	*
All directors and executive officers as a group (15 persons) (21)	961,074	*

* Less than 1%.

(1)
The percentage of beneficial ownership as to any person as of March 06, 2026 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 06, 2026, by the sum of the number of shares outstanding as of March 06, 2026 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 06, 2026. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.
(2)
The information concerning BlackRock Inc. is based on a Schedule 13G filed with the SEC on April 24, 2025, in which the reporting person reports that it has sole voting power with respect to 10,292,665 of the shares shown and sole dispositive power with respect to all of the shares shown.
(3)
The information concerning The Vanguard Group is based on a Schedule 13G filed with the SEC on February 13, 2024, in which the reporting person reports that it has shared voting power with respect to 48,224 of the shares shown, sole dispositive power with respect to 10,085,651 of the shares shown and shared dispositive power with respect to 162,763 of the shares shown.
(4)
The information concerning AllianceBernstein L.P. is based on a Schedule 13G/A filed with the SEC on February 17, 2026, in which the reporting person reports that it has sole voting power with respect to 2,244,769 of the shares shown, sole dispositive power with respect to 6,412,468 of the shares shown and shared dispositive power with respect to 91,010 of the shares shown.
(5)
The information concerning Wellington Management Group LLP et. al is based on a Schedule 13G filed with the SEC on February 10, 2026, in which the reporting person reports that it has sole voting power with respect to none of the shares shown, shared voting power with respect to 5,836,632 of the shares shown, sole dispositive power with respect to none of the shares shown and shared dispositive power with respect to 7,225,389 of the shares shown.
(6)
The shares of common stock shown as beneficially owned by Mr. Fairbanks include 49,999 unvested restricted stock units and 64,763 stock appreciation rights he has the right to exercise as of or within 60 days after March 06, 2026 and exclude 17,773 stock appreciation rights that are not scheduled to vest as of or within 60 days after March 06, 2026.
(7)
The shares of common stock shown as beneficially owned by Mr. Zambanini include 54,413 unvested restricted stock units and 35,145 stock appreciation rights he has the right to exercise as of or within 60 days after March 06, 2026, and exclude 5,896 stock appreciation rights that are not scheduled to vest as of or within 60 days after March 06, 2026.
(8)
The shares of common stock shown as beneficially owned by Ms. Fernandez include 58,884 unvested restricted stock units and 8,117 stock appreciation rights she has the right to exercise as of or within 60 days after March 06, 2026, and exclude 3,315 stock appreciation rights that are not scheduled to vest as of or within 60 days after March 06, 2026.
(9)
The shares of common stock shown as beneficially owned by Mr. Gandhi include 61,454 unvested restricted stock units.
(10)
The shares of common stock shown as beneficially owned by Mr. Rudolph include 18,373 unvested restricted stock units and 18,183 stock appreciation rights he has the right to exercise as of or within 60 days after March 06, 2026, and exclude 2,039 stock appreciation rights that are not scheduled to vest as of or within 60 days after March 06, 2026.
(11)
The shares of common stock shown as beneficially owned by Mr. Cline include 1,812 unvested restricted stock units.
(12)
The shares of common stock shown as beneficially owned by Mr. Gratz include 1,812 unvested restricted stock units.
(13)
The shares of common stock shown as beneficially owned by Ms. Juster include 1,812 unvested restricted stock units.
(14)
The shares of common stock shown as beneficially owned by Mr. Kaplan include 1,812 unvested restricted stock units.
(15)
The shares of common stock shown as beneficially owned by Mr. Keffer include 2,290 unvested restricted stock units.
(16)
The shares of common stock shown as beneficially owned by Ms. Lovett include 1,812 unvested restricted stock units.
(17)
The shares of common stock shown as beneficially owned by Ms. Robinson include 1,569 unvested restricted stock units.
(18)
The shares of common stock shown as beneficially owned by Mr. Rose include 1,803 unvested restricted stock units.
(19)
The shares of common stock shown as beneficially owned by Ms. Tasi include 1,256 unvested restricted stock units.
(20)
The shares of common stock shown as beneficially owned by Mr. Volas include 1,812 unvested restricted stock units.
(21)
The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 261,156 unvested restricted stock units and 126,208 stock appreciation rights they have the right to exercise as of or within 60 days after March 06, 2026, and exclude 29,023 stock appreciation rights that are not scheduled to vest as of or within 60 days after March 06, 2026.

Election of Directors

(Proposal 1)

Nominees for Election as Directors

The Company’s Restated Certificate of Incorporation, as amended, provides that the Board is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2027, and at the annual meeting of stockholders in 2028, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

In accordance with the recommendation of the Nominating/Corporate Governance Committee, Mr. Gratz, Mr. Rose, Ms. Tasi, and Mr. Volas have been nominated by the Board for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2029. These nominees are incumbent directors.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a majority of the votes cast in favor of such nominee at the annual meeting. The term “Majority” for purposes of election of directors means that a nominee receives more votes in favor of such nominee than are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. Brokers may vote their shares in favor of or against directors if they have voting instructions from the beneficial owners of the shares. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board unanimously recommends that the stockholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Retiring Directors, Nominees, and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Directors Retiring in 2026

Director	Age	Director Since
Bryan H. Fairbanks	56	2020
Ronald W. Kaplan	74	2008

Bryan H. Fairbanks

Mr. Fairbanks has held senior leadership roles with the Company for more than two decades, including the past six years as President and Chief Executive Officer (“CEO”). He previously served as Executive Vice President and Chief Financial Officer (“CFO”) of the Company between July 2018 and April 2020, and as Vice President and CFO of the Company between August 2015 and July 2018. Mr. Fairbanks is retiring from his position as President and CEO and as a member of the Board of Directors effective April 28, 2026.

Ronald W. Kaplan

Mr. Kaplan is former President and Chief Executive Officer of the Company (2008 – 2015). He served as Chairman of the Board (2010 – 2020) and remained as Vice Chairman (2020 – 2026). Mr. Kaplan held senior leadership roles at other manufacturing corporations, bringing a deep understanding of the manufacturing industry. Mr. Kaplan also has experience leading corporations through financial and operational “turnarounds,” which proved highly beneficial during his tenure as Chief Executive Officer. Mr. Kaplan is retiring from his position on the Board of Directors effective April 28, 2026.

Nominees for Election for Three-Year Terms

Director	Age	Director Since
Jay M. Gratz	73	2007
B. Andrew Rose	55	2025
Irene Tasi	49	2026
Gerald Volas	71	2014

Jay M. Gratz Independent Director Since: 2007 Nominated this year Committees: • Audit • Compensation (Chair) Skills

Specific Qualifications, Experience, Attributes, and Skills

Mr. Gratz is a seasoned finance executive and has held several senior financial leadership roles across the construction and building materials sector. Through his more than 40 years of financial leadership, Mr. Gratz brings deep expertise in financial strategy, P&L leadership, capital planning and risk management.

__________________________________________________

Professional Experience

10X Technologies

•
Consultant and Director (2017 - 2018)

VisTracks, Inc.

•
Chief Financial Officer (2010 - 2018
•
Director (2010 - 2018)

Tatum LLC

•
Partner (2010)

Independent (Self-Employed)

•
Consultant (2007 - 2010)

Ryerson Inc.

•
Vice President and Chief Financial Officer (1999 - 2007)
•
President of Coil Processing Division (2001 - 2007)

Inland Steel Industries

•
Vice President and Chief Financial Officer (1994 - 1998)
•
Vice President of Finance, various other roles (1975 - 1998)

Executive Leadership Construction & Building Materials Accounting and Finance

Educational Background & Other Certifications

•
Bachelor of Arts degree in Economics from State University of New York in Buffalo.
•
M.B.A. degree from Northwestern University Kellogg Graduate School of Management.
•
Certified Public Accountant.

B. Andrew Rose

Independent Director Since: 2025

Nominated this year

Committees:

•
Audit
•
Compensation

Skills

Executive Leadership

Construction & Building Materials

  Accounting and Finance

Capital Markets and M&A

 Manufacturing & Supply Chain

 Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Mr. Rose has more than 30 years of business leadership across the consumer and building products industries at both the management and director levels. He has substantial experience in guiding companies as a CEO and CFO, overseeing functions across strategic transformation, finance and capital planning, manufacturing and supply chain and marketing and sales as well as expertise in overseeing significant transactions, including large-scale spin-offs.

_________________________________________________________

Professional Experience

Worthington Enterprises, Inc. (RemainCo following the spin-off of Worthington Industries’ Steel Processing business into Worthington Steel)

•
President and Chief Executive Officer (2023 - 2024)

Worthington Industries, Inc.

•
President and Chief Executive Officer (2020 - 2023)
•
President (2018 - 2020)
•
Chief Financial Officer (2008 - 2018)

MCG Capital Corporation

•
Principal (2007 - 2008)

Peachtree Equity Partners LP

•
Partner (2002 - 2007)

Financial leadership positions at Wachovia Capital Associates, Inc. and JPMorgan Chase (1992 - 2002)

_____________________________________________________

Other Public Company Boards

•
Sterling Infrastructure, Inc. (2025 - Present)
•
Greif, Inc. (2024 - Present)

Educational Background • B.S.B.A. degree in Business Administration from the University of North Carolinas Kenan-Flagler Business School. • M.B.A. degree from Duke University’s Fuqua School of Business.

Irene Tasi

Independent Director Since: 2026

Nominated this year

Committees:

•
Audit
•
Compensation

Skills

Executive Leadership

Construction & Building Materials

Capital Markets and M&A

  Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Ms. Tasi is a seasoned executive with more than two decades of leadership experience in the building materials industry, including multiple C-suite and senior leadership roles. She brings extensive experience in the development and oversight of global transformation and strategic planning as well as financial, capital planning and portfolio leadership, and substantial knowledge in product quality, production, fulfillment, logistics, and multi-channel distribution.

Professional Experience

PPG Industries, Inc.

•
Sr. Vice President and Chief Transformation Officer (2025 - Present)
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Sr. Vice President, Industrial Coatings (2024 - 2025)
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Chief Growth Officer (2021 - 2024)

Masco Corporation

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President and General Manager, Kichler Lighting (2018 - 2021)
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Exec. Vice President, Sales, Masco Cabinetry (2016 - 2018)
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Various marketing and investor relations leadership roles (2010 - 2016)

Educational Background • B.A. degree in International Relations from the University of Windsor. • M.B.A. degree from Eastern Michigan University.

Gerald Volas

Independent Director Since: 2014

Nominated this year

Committees:

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Audit (Chair)
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Nominating/Corporate Governance

Skills

Executive Leadership

Construction & Building Materials

  Accounting and Finance

Capital Markets and M&A

 Manufacturing & Supply Chain

  Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Mr. Volas is a seasoned industry leader, having spent more than three decades in the building materials industry and the home improvement/new home construction industries. In addition to strategic oversight, Mr. Volas has a deep understanding of financial strategy, risk management, and capital planning as well as substantial knowledge of modernizing operations, marketing and sales, product innovation and development, and sustainability within the sector.

Professional Experience

TopBuild Corp.

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Chief Executive Officer and Director (2015 - 2020)

Masco Corporation

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Group Executive (2005 - 2015)
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President, Liberty Hardware Division (2001 - 2005)
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Group Controller (1996 - 2001)
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Vice President and Controller, BrassCraft Manufacturing Company, A Masco operating company (1982 - 1996)

Educational Background & Other Certifications • Bachelor of Business Administration degree from the University of Michigan. • Certified Public Accountant.

Directors Whose Terms Expire in 2027

Director	Age	Director Since
James E. Cline	74	2015
Gena C. Lovett	63	2021
Patricia B. Robinson	73	2000

James E. Cline

Non-Executive Chairman

Director Since: 2015

Skills

Executive Leadership

Construction & Building Materials

  Accounting and Finance

Capital Markets and M&A

 Manufacturing & Supply Chain

  Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Mr. Cline is the former CEO and CFO of Trex and brings unique perspective to the Board. Through his career at Trex and other construction and building materials companies, Mr. Cline gained extensive experience across strategic development, financial leadership and capital planning, manufacturing and supply chain and multi-channel distribution, marketing and sales and product innovation.

Professional Experience

Trex Company, Inc.

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President and Chief Executive Officer (2015 - 2020)
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Senior Vice President and Chief Financial Officer (2013 - 2015)
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Vice President and Chief Financial Officer (2008 - 2013)
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Group Controller (1996 - 2001)

Harsco GasServ, a divsion of Harsco Corporation

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President (2005 - 2007)
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Vice President, Controller (1994 - 2005)

Huffy Corporation

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Director of Finance, True Temper Hardware and various other positions (1976 - 1994)

Other Public Company Boards • Latham Group Inc. (2019 - Present)
Educational Background • B.S.B.A degree in Accounting from Bowling Green State University.

Dr. Gena C. Lovett

Independent Director Since: 2021

Committees:

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Audit
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Nominating/Corporate Governance

Skills

Executive Leadership

 Manufacturing & Supply Chain

Product Innovation and Tech

 Human Capital Management

Specific Qualifications, Experience, Attributes, and Skills

Ms. Lovett brings more than 30 years of experience in manufacturing, including R&D, product development and innovation, fulfillment and distribution, and expansion efforts. As the former Global Chief Diversity Officer of Alcoa, she also brings significant human capital expertise.

_______________________________________________________

Professional Experience

The Boeing Company

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Vice President, Manufacturing, Safety and Quality, Defense, Space and Security (2015 - 2019)

Alcoa Corporation

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Global Chief Diversity Officer (2012 - 2015)
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Director, Manufacturing, Forging (2007 - 2012)

Ford Motor Company

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Plant Manager, New Model Programs (and various other positions) (1992 - 2007)

Other Public Company Boards • QuantumScape Corporation (2022 - Present) • AdvanSix, Inc. (2021 - Present)

Educational Background

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Bachelor of Arts degree in Criminal Justice from the Ohio State University.
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M.B.A. degree from Baker Center for Graduate Studies.
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A M.S. degree in Organizational Leadership.
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Ph.D. degree in Values-Driven Leadership from Benedictine University.

Patricia B. Robinson

Lead Independent Director

Independent Director Since: 2000

Committees:

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Compensation
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Nominating/Corporate Governance (Chair)

Skills

Manufacturing & Supply Chain

 Marketing & Sales

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Ms. Robinson is an independent consultant and highly accomplished executive with experience in consumer product companies, strategic planning, and new product introductions. She brings deep knowledge of P&L leadership, manufacturing and supply chain management, marketing and sales, fulfillment and multi-channel distribution, R&D oversight, product development, and expansion efforts.

Professional Experience

Independent Consultant (1998 - 2020)

Mead Corporation (1977 - 1998)

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President of Mead School and Office Products
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Vice President, Corporate Strategy and Planning
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President, Gilbert Paper
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Plant Manager
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Product Manager for New Packaging Product Innovation

Educational Background • Bachelor of Arts degree in Economics from Duke University. • M.B.A degree from Darden School at the University of Virginia.

Directors Whose Terms Expire in 2028

Director	Age	Director Since
Kristine L. Juster	62	2019
D. Christian Keffer	53	2024

Kristine L. Juster

Independent Director Since: 2019

Committees:

•
Compensation
•
Nominating/Corporate Governance

Skills

Executive Leadership

Capital Markets and M&A

 Manufacturing & Supply Chain

 Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Ms. Juster is a highly accomplished executive with years of experience in senior leadership roles at leading global consumer goods companies. In addition to strategic and financial planning oversight, Ms. Juster has extensive knowledge of manufacturing and supply chain, marketing and sales, R&D and product innovation, as well as a deep familiarity with product quality, production, fulfillment, logistics, and multi-channel distribution.

Professional Experience

Conair LLC

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Chief Executive Officer (2024 - Present)

Kimball International

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Chief Executive Officer (2018 - 2023)
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Member of Board of Directors (2016 - 2023)

Newell Brands, Inc. (1996 - 2001)

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Chief Executive Officer, Global Writing Division (2014 - 2018)
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President of Various Divisions (2001 - 2014)

Educational Background • Bachelor of Applied Science degree in Hotel and Restaurant Management from Cornell University.

D. Christian Keffer

Independent Director Since: 2024

Committees:

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Compensation
•
Nominating/Corporate Governance

Skills

 Executive Leadership

Construction & Building Materials

 Manufacturing & Supply Chain

 Marketing & Sales

Product Innovation and Tech

 Human Capital Management

Risk Management

Specific Qualifications, Experience, Attributes, and Skills

Mr. Keffer is a seasoned executive with more than 25 years in the building materials consumer product industries and brings a comprehensive understanding of space across global operations, financial planning, product innovation and development, marketing and sales, manufacturing, and supply chain.

Professional Experience

STIHL, Inc.

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President and Chief Executive Officer (2023 - 2026)
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Senior Vice President, Sales and Marketing (2023)
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Vice President, Sales and Marketing (2022 - 2023)

Stanley Black & Decker, Inc.

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President, Product Management, Power Tools Group (2020 - 2022)
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President, Power Tool Accessories Group (2019 - 2020)
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Vice President, Global Product Development, Power Tools Group (2017 - 2018)
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Vice President, Global Product Marketing, Cordless (2012 - 2016)
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Served in various sales, marketing and leadership roles (1995 -2012)

Educational Background • Bachelor of Arts degree in Communications from Loyola University. • Executive M.B.A. degree from Loyola University.

Corporate Governance

Board of Directors

The Board currently consists of eleven directors. Mr. Ronald Kaplan is retiring effective April 28, 2026, at which time the Board will consist of ten directors.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. During the Company’s 2025 fiscal year, the Board held five meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating/Corporate Governance Committee held five meetings. During 2025, each director attended at least 75% of the aggregate of the total number of meetings of the Board and of each committee of the Board on which such director served. Mr. Rose who was appointed to the Board in December 2025 and Ms. Tasi who was appointed to the Board in February 2026 attended all meetings of the Board and of each committee of the Board on which they served which were held after their appointment.

It is the Company’s policy that all directors should attend annual meetings of the Company’s stockholders. All then-serving directors attended the annual meeting in May 2025.

The Board does not have a strict retirement age for directors. However, the Board does believe that once a director attains a certain age, the Board should carefully consider whether such director’s continued service on the Board is in the best interests of the Company. The Company’s Corporate Governance Principles provide that any director who will be age 75 or older by the next annual meeting of shareholders shall tender his or her resignation to the Board prior to the October meeting of the Board that precedes such annual meeting of shareholders, at which time the Board may elect to either accept such resignation or request that such director continue to serve on the Board.

Board Leadership Structure

Board Leadership Structure. Our Board is currently led by a non-executive Chairman, Mr. Cline, who retired as the Company’s President and Chief Executive Officer on April 28, 2020. Our Board determined that retaining Mr. Cline as Chairman was in the best interests of the Company because it allows the Company to benefit from Mr. Cline’s significant experience and accumulated expertise in the Company’s industry and the Company’s internal policies, practices, and procedures to effectively and expertly guide the Board. Mr. Cline’s familiarity with the Company’s executives reinforces that the Board and executives will operate with continuity and common purpose. The Board determined that having Mr. Cline as Chairman allows the Company’s President and Chief Executive Officer to focus on executing the Company’s strategy and managing operations and performance. The Board is further comprised of a Lead Independent Director, an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating/Corporate Governance Committee Chairwoman. These independent positions align with the Company’s corporate governance policies and practices and assure adequate independence of the Board.

Since July 25, 2023, Ms. Robinson has served as Lead Independent Director. Ms. Robinson is an experienced former chief executive officer. (For additional information regarding Ms. Robinson’s professional experience, please see “Election of Directors (Proposal 1).” Pursuant to the Company’s Corporate Governance Principles, the responsibilities of the Lead Independent Director include: presiding at executive sessions of the independent directors; presiding at Board meetings in the absence of the Chairman; making recommendations and consulting with management with regard to Board meeting agendas, materials, and schedules; and serving as a liaison between the independent directors and members of senior management.

Director Independence. The Board has affirmatively determined that all of the current directors, other than Mr. Fairbanks, who is the Company’s current President and Chief Executive Officer, are “independent” of the Company within the independence guidelines governing companies listed on the New York Stock Exchange (“NYSE”). For a director to be “independent” under the NYSE guidelines, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company.

The Board has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with the Company. The following relationships between a director and the Company will not be considered material relationships that would preclude a finding by the Board that the director is independent under the NYSE guidelines:

▪
employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; and
▪
a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made charitable contributions of not more than $50,000 annually in any of the last three years.

Furthermore, the Board has also determined, consistent with NYSE guidelines, a director is not independent if:

▪
The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
▪
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
▪
The director is a current partner or employee of a firm that is the Company’s internal audit firm or independent registered public accounting firm; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s internal or external audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s internal or external audit within that time.
▪
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
▪
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Consistent with the NYSE guidelines, the Company’s corporate governance principles require the Company’s non-management directors to meet at least once each quarter without management present and, if the group of non-management directors includes any director who is not independent under NYSE guidelines, to meet at least once each year with only the independent directors present. The Company’s non-management directors, all of whom are independent under NYSE guidelines, held five executive sessions in 2025.

Board Committees

Our Board has three standing committees:

▪
Audit Committee, chaired by Mr. Volas;
▪
Compensation Committee, chaired by Mr. Gratz; and
▪
Nominating/Corporate Governance Committee, chaired by Ms. Robinson.

Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director with significant business experience.

Audit Committee. During 2025, the Audit Committee of the Board was composed of four non-employee directors from January 1, 2025 through October 31, 2025, three non-employee directors from November 1, 2025 until December 3, 2025, and four non-employee directors since December 3, 2025, all of whom meet the independence and expertise requirements of the NYSE listing standards: Mr. Volas who is currently Chairman, Mr. Gratz, Ms. Lovett, Ms. McDuffie from January 1, 2025 through October 31, 2025, and Mr. Rose since December 3, 2025. Pursuant to SEC rules, the Board has determined that Mr. Volas, Mr. Gratz, and Mr. Rose are “audit committee financial experts,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC, and are independent of management. The Audit Committee held five meetings during 2025.

The Audit Committee operates under a written charter that is reviewed annually. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating, and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, reviewing the efficacy of the Company’s information security and technology risks (including cybersecurity) and related policies and procedures, which include receiving quarterly reports from the Company’s Executive Information Security Oversight Committee by our Vice President, Chief Information Officer, who is tasked with monitoring cybersecurity risks, and exercising oversight with respect to the Company’s Code of Conduct and Ethics and other policies and procedures regarding adherence with legal requirements. The Audit Committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting, and other advisers. The Audit Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Audit Committee charter is available on the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Compensation Committee. During 2025, the Compensation Committee of the Board was composed of five non-employee directors from January 1, 2025 through October 31, 2025, four non-employee directors from November 1, 2025 until December 3, 2025, and five non-employee directors since December 3, 2025, who meet the independence requirements of the NYSE listing standards: Mr. Gratz, who is Chairman, Ms. Juster, Mr. Keffer, Ms. Robinson, Ms. McDuffie from January 1, 2025 through October 31, 2025, and Mr. Rose since December 3, 2025. The Compensation Committee held five meetings during 2025.

The Compensation Committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the Compensation Committee are to review, determine, and approve the compensation and benefits of the Company’s President and Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this Proxy Statement, or “named executive officers,” as well as other executive officers, and to administer the Company’s employee benefit programs, including its Amended and Restated 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”), which amended and restated the 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”), Amended and Restated 1999 Employee Stock Purchase Plan (“1999 Employee Stock Purchase Plan”), annual cash incentive plan, and other incentive compensation plans, benefit plans and equity-based plans.

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting, and other advisers. (See the Compensation Discussion and Analysis section of this Proxy Statement for information regarding the practices of the Compensation Committee, including the role of the officers and the Compensation Committee’s compensation consultant in determining or recommending the amount and form of compensation paid to the named executive officers.) The Compensation Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Compensation Committee charter is available on the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Nominating/Corporate Governance Committee. During 2025, the Nominating/Corporate Governance Committee was composed of five non-employee directors, all of whom meet the independence and expertise requirements of the NYSE listing standards: Ms. Robinson who is currently Chairwoman, Ms. Juster, Mr. Keffer, Ms. Lovett, and Mr. Volas. The Nominating/Corporate Governance Committee held five meetings during 2025.

The Nominating/Corporate Governance Committee operates under a written charter that is reviewed annually. The Nominating/Corporate Governance Committee is responsible for recommending candidates for election to the Board and for making recommendations to the Board regarding corporate governance matters, including Board size and membership qualifications, Board committees, corporate organization, and non-employee director compensation, and for succession planning for officers and key executives, performance evaluations of the CEO and other officers, programs for training and development of executive-level employees, and stockholder proposals regarding these matters. Also, the Nominating/Corporate Governance Committee oversees the Company’s Sustainability matters that are significant to the Company and periodically reviews the Company’s Sustainability strategy, initiatives, and policies, and receives quarterly updates from management on Sustainability activities.

The Nominating/Corporate Governance Committee has the authority to retain and terminate any search firm engaged to identify director candidates, and to obtain advice and assistance from outside counsel and any other advisers, as it deems appropriate in its sole discretion. The Nominating/Corporate Governance Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Nominating/Corporate Governance Committee charter is available on the Company’s website at www.trex.com/our-company/corporate-governance/committees-charters/.

Board Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. While the CEO and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through an independent Lead Independent Director, independent board committees, and majority independent board composition, with an experienced Chairman and an experienced CEO who each have extensive knowledge of our business, history, and the complex challenges we face. The CEO’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board (in his capacity as President) when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Chairman, Lead Independent Director, independent committee chairs, and other directors also are experienced executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the Chairman, Lead Independent Director, independent board committees, independent board members, and the CEO, which enhances risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular attendance at all committee meetings by all directors. Strategic, operational, and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. At each quarterly meeting, or more often as necessary, our CEO provides written and/or oral reports to the Board on the critical issues we face, and each officer reports on recent developments in their respective operating area. These reports include a discussion of business risks as well as a discussion regarding enterprise risk. In addition, at each quarterly meeting, or more often as necessary, the Senior Vice President, Chief Legal Officer, Secretary and Chief Sustainability Officer (“CLO”) updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our CFO, independent registered public accounting firm, internal auditor, CLO, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm and internal auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other matters.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices and ensuring executive compensation is aligned with performance. The Compensation Committee is also charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans, reviewing and retaining compensation advisers, and considering the results of the non-binding advisory say-on-pay vote and determine what adjustments, if any, are necessary or appropriate for the Company to make to its compensation policies and practices in light of the results of such vote. The Compensation Committee meets regularly with the CLO and other executive officers as well as in separate sessions with the Company’s external compensation consultant to facilitate a full and candid discussion of executive performance and compensation.

The Nominating/ Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, Board compensation, director independence, our corporate governance profile and ratings and sustainability-related strategies, initiatives and policies. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

Sustainability Matters

The Board of Directors, its committees and the Company's management recognize the importance of Sustainability matters and how they impact our stakeholders. During 2025, the Company continued its focus on several Sustainability initiatives that matter to our customers, employees, communities, stockholders and the environment. We believe appropriately responding to Sustainability matters is an important component of corporate social responsibility and comprehensive fiscal management. Considering the continued importance surrounding Sustainability matters, the Company is active in establishing and improving programs, practices and policies to maximize the benefit to the Company, our stockholders, employees, customers and the communities we impact. We believe that strong Sustainability programs and practices are critical to attracting the best talent, executing on our strategies, maintaining a robust supplier and channel partner base, and innovating to meet our consumers’ evolving expectations.

The Company’s policies, practices and programs include engagement with external stakeholders to learn about their priorities and get their feedback; coordination of relevant company projects and initiatives; and alignment with the Company’s strategies and implementation.

Further, the Board and its committees review and discuss with management matters related to human capital management, including employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning.

We are committed to conducting operations and activities in a manner that provides and maintains safe and healthy working conditions, protects the environment, and conserves natural resources. It is our policy that no employee shall engage in any conduct that violates any environmental, health or safety law or is otherwise inconsistent with the health and safety needs of our employees and the environmental needs of our communities. We are also committed to the continual improvement of our environmental management systems, our environmental, health and safety programs, and to the prevention of pollution.

On June 30, 2025, the Company published its seventh annual Sustainability Report that highlighted several achievements including:

•
Commitment to Circularity: In 2024, Trex sourced over 1 billion pounds of reclaimed polyethylene (PE) film and wood scrap—including 377 million pounds of waste plastic, making Trex one of North America’s largest recyclers of PE.
•
Innovative Products: Trex decking and railing products are designed for durability, aesthetic appeal, and long-lasting performance, with limited warranties of up to 50 years. This extended longevity significantly reduces the need for replacements, lowering the environmental impact.
•
Efficiency in Manufacturing: Trex maximized resource efficiency by recycling nearly 100% of its production scrap.

•
Creating Opportunity for Employees: Trex expanded its learning and development programs and increased employee engagement.
•
External Recognition: Trex was recognized as a Green Builder® Sustainable Brand Leader, included in Barron’s 2024 list of Top Sustainable Companies, and received the Greater Good Award for Large Business of the Year from The Top of Virginia Regional Chamber.

The Company is committed to continuing its Sustainability efforts and will continue its communications with customers, employees, communities, and stockholders regarding its sustainability initiatives in the upcoming 2025 Sustainability Report. A copy of the Company’s current Sustainability report is available on the Company’s website at www.trex.com/why-trex/sustainability/.

In connection with the Company’s Sustainability efforts, in addition to our Code of Conduct and Ethics, the Company has adopted a Human Rights Policy, a Vendor and Customer Code of Conduct and Ethics, an Environmental Policy, and an Occupational Health and Safety Policy. A current version of each of these policies is available on the Company’s website at www.trex.com/our-company/.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during 2025. There are no interlock relationships as defined in the applicable SEC rules.

Director Nominations Policy

The Board has adopted a director nominations policy (the “nominations policy”). The purpose of the nominations policy is to set forth the process by which candidates for directors are selected. The nominations policy is administered by the Nominating/Corporate Governance Committee of the Board.

The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Nominating/Corporate Governance Committee will take into account the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds, and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Committee considers a range of factors including an individual’s background, viewpoints, professional experience, education, and skills. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating/Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating/Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, and the Company’s advisers. The Nominating/Corporate Governance Committee has used in the past, and may use in the future, the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for committee review, and assists in arranging interviews.

The Committee will also consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Nominating/Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company in accordance with the provisions of the Company’s bylaws and applicable law.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Nominating/Corporate Governance Committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating/Corporate Governance Committee may amend the nominations policy at any time.

The Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of the Company at the Company’s principal office in Winchester, Virginia a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must contain the information required by the Company’s bylaws.

Communications with the Board of Directors; Reporting Questionable Accounting, Internal Accounting Controls and Auditing Matters

The Board welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Security holders and other interested parties may communicate any concerns they may have about the Company directly and confidentially to either the full Board or the non-management directors as a group, or an individual director, by writing to: “Board of Directors” or “Non-Management Directors” or Name of Individual Director, Trex Company, Inc., 2500 Trex Way, Winchester, VA 22601, Attention: Secretary, or by calling the Company’s Governance Hotline (1-800-719-4916). An independent third-party vendor maintains the Governance Hotline, which is available 24 hours a day, 365 days a year. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the CLO/Secretary and CFO. The CLO/Secretary then reviews and forwards all communications to the Board member or members that the caller designates, except for those communications that are outside the scope of Board matters or duplicative of other communications previously forwarded to the intended recipients. The CLO/Secretary will retain copies of all communications and maintain a record of whether the communications were forwarded and, if not, the reason why not.

Any individual, whether an employee or third party, may report to the Audit Committee any information relating to questionable accounting, internal accounting controls, and auditing matters by writing to Trex Company, Inc., Audit Committee Chairman, c/o Woods Rogers PLC, 901 East Byrd Street, Suite 1550, Richmond, VA 23219, or by calling the Company’s Governance Hotline. As stated above, an independent third-party vendor maintains the Governance Hotline. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the Chairman of the Audit Committee. If anyone wants to submit relevant records, they should be mailed to the above address.

Shareholder Engagement

We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. This engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our Board as appropriate.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2025 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2025.

Availability of Code of Conduct and Ethics, Bylaws, Corporate Governance Principles, and Committee Charters

We have adopted a Code of Conduct and Ethics, which is applicable to all of our directors, officers, and employees, including our CEO and CFO. We make this available on our website, at www.trex.com/our-company/corporate-governance/, and in print, to any stockholder who requests them, copies of our Code of Conduct and Ethics, our Bylaws, our Corporate Governance Principles and the Charters of each standing committee of our Board. Requests for copies of these documents should be directed to Secretary, Trex Company, Inc., 2500 Trex Way, Winchester, Virginia 22601. To the extent required by SEC rules, we intend to disclose any amendments to our Code of Conduct and Ethics, and any waiver of a provision of the code with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website referred to above within four business days following any such amendment or waiver, or within any other period that may be required under SEC rules from time to time.

Non-Employee Director Compensation

Non-employee directors of the Company receive cash and stock-based compensation under the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors (“Outside Director Plan”). The Outside Director Plan is administered by the Nominating/Corporate Governance Committee of the Board. The Outside Director Plan provides that all equity grants issued under such Plan are issued pursuant to the 2023 Stock Incentive Plan, which was approved by stockholders at the Company’s 2023 annual meeting.

The Nominating/Corporate Governance Committee is responsible for making recommendations to the Board regarding non-employee director compensation. In accordance with this authority, the Nominating/Corporate Governance Committee utilizes the Compensation Committee’s independent compensation consultant, Korn/Ferry International (“KF”), to advise the Nominating/Corporate Governance Committee on matters related to director compensation.

The review conducted by the Nominating/Corporate Governance Committee in July 2024 indicated that the non-employee directors’ total annual compensation (consisting of cash and equity-based compensation) was approximately 99% of the median of the peer group (assuming a hypothetical director serves as a member of the Audit Committee and the Compensation Committee). The Nominating/Corporate Governance Committee, desiring that non-employee directors’ total annual compensation be aligned with the peer group, recommended no changes in compensation to the Board for 2025. For the hypothetical director referred to above, the total annual compensation was maintained at $222,500.

The elements of the non-employee director compensation package under the Outside Director Plan are as follows:

▪
Upon initial appointment to the Board, non-employee directors receive awards of options, stock appreciation rights (“SARs”), restricted shares, restricted stock units or any combination thereof (as determined by the Nominating/Corporate Governance Committee) valued at $55,000.
▪
For service on the Board, each non-employee director receives an annual fee of $82,500, and an annual award of options, SARs, restricted shares, restricted stock units or any combination thereof (as determined by the Nominating/Corporate Governance Committee) valued at $120,000.
▪
Any non-employee director who serves as Chairman of the Board will receive an additional $85,000 annually, as Vice Chairman of the Board will receive an additional $55,000 annually, and as Lead Independent Director will receive an additional $25,000 annually.
▪
The chairman of each committee receives an annual committee fee of $20,000, unless such committee chairman also serves as Lead Independent Director, in which case such committee chairman shall receive only the Lead Independent Director fee.
▪
Each member of a committee other than the chairman receives an annual committee fee of $10,000.
▪
The annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. Such fees are paid in the form of cash, provided that a director may elect to receive all or any portion of such fees in the form of a grant of options, SARs, restricted shares, restricted stock units or any combination thereof (as determined by the Nominating/Corporate Governance Committee). The fiscal year of the Outside Director Plan is July 1 through June 30.
▪
The annual grants of equity are made in arrears on the date of the first regularly scheduled Board meeting after June 30 of each year.
▪
All grants of restricted shares or restricted stock units vest one year after grant provided that the grants will immediately vest in the event of death, disability, retirement, or termination in connection with a change in control. All grants of SARs or stock options vest immediately upon grant and have a term of ten years (provided that the term is extended for one year if the director dies during the tenth year of the SAR or stock option term). Upon the termination of a non-employee director’s service for any reason (other than for cause), the director will have the right, at any time within five years after the date of termination of service and before the termination of the SAR or stock option, to exercise any SAR or stock option held by the director on the service termination date.
▪
All fees described above paid in arrears are pro-rated for any partial periods served.

The Nominating/Corporate Governance Committee has elected to use restricted stock units as the form of equity described above.

The Outside Director Plan is designed to deliver compensation approximately 46% in cash and 54% in equity (assuming a director does not elect to receive additional equity in lieu of cash, as described above), with the objective of appropriately balancing the pay of non-employee directors for their service while linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation. Directors are also reimbursed for actual travel expenses.

The Company does not provide pensions, medical benefits, or other benefit programs to non-employee directors.

In 2013, the Board adopted Stock Ownership Guidelines applicable to non-employee directors, pursuant to which each non-employee director is required to own and hold, as a minimum, that number of shares of the Company’s common stock having a market value of at least three times the director’s annual cash retainer. For purposes of the guidelines, common stock includes shares of common stock no matter how acquired (i.e., vesting of restricted shares or restricted stock units, or purchased on the open market), and unvested restricted shares and restricted stock units. Directors have five years from becoming a director to comply with the ownership requirements. Other than Ms. Tasi who joined the Board in February 2026, each director meets the current minimum requirements.

In 2013, the Board also adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, an Anti-Hedging and Anti-Pledging Policy that applies to non-employee directors. This policy prohibits our directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of Company equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering Company equity as collateral for indebtedness.

(See discussion in Compensation Discussion and Analysis under the “Stock Ownership Guidelines” and “Anti-Hedging and Anti-Pledging Policy” sections under “Additional Information on Our Program” for discussion of the Stock Ownership Guidelines and Anti-Hedging and Anti-Pledging Policy as applicable to our named executive officers.)

2025 Non-Employee Director Compensation

The table below shows compensation paid to the non-employee directors for their service in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

James C. Cline (2)	167,500	120,000	—	—	—	—	287,500
Jay M. Gratz (3)	112,500	120,000	—	—	—	—	232,500
Kristine L. Juster (4)	102,500	120,000	—	—	—	—	222,500
Ronald W. Kaplan (5)	137,500	120,000	—	—	—	—	257,500
C. Christian Keffer(6)	76,958	130,476	—	—	—	—	207,434
Gena C. Lovett (7)	102,500	120,000	—	—	—	—	222,500
Melkeya McDuffie (8)	77,054	128,547	—	—	—	—	205,601
Patricia B. Robinson (9)	117,500	120,000	—	—	—	—	237,500
B. Andrew Rose(10)	—	63,062					63,072
Irene Tasi (11)	—	—	—	—	—	—	—
Gerald Volas (12)	112,500	120,000	—	—	—	—	232,500

(1)
Amounts represent the grant date fair value of restricted stock units granted for service in 2024 determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14, Stock-based Compensation, to the Company’s audited Consolidated Financial Statements in the 2024 Form 10-K, as filed with the SEC.
(2)
Mr. Cline has served as a non-executive Chairman since his retirement on April 28, 2020. Mr. Cline did not elect to receive any of his cash compensation in the form of equity. On December 31, 2025, Mr. Cline held 1,812 outstanding unvested restricted stock units.
(3)
Mr. Gratz served as chairman of the Compensation Committee and as a member of the Audit Committee during 2025. Mr. Gratz did not elect to receive any of his cash compensation in the form of equity. On December 31, 2025, Mr. Gratz held 1,812 outstanding unvested restricted stock units.
(4)
Ms. Juster served as a member of the Compensation Committee and the Nominating/Corporate Governance Committee during 2025. Ms. Juster did not elect to receive any of her cash compensation in the form of equity. On December 31, 2025, Ms. Juster held 1,812 outstanding unvested restricted stock units.
(5)
Mr. Kaplan served as a non-executive Vice Chairman during 2025. Mr. Kaplan did not elect to receive any of his cash compensation in the form of equity. On December 31, 2025, Mr. Kaplan held 1,569 outstanding unvested restricted stock units.
(6)
Mr. Keffer served as a member of the Compensation Committee and the Nominating/Corporate Governance Committee during 2025. Mr. Keffer elected to receive $25,596 of his cash compensation in the form of equity. On December 31, 2025, Mr. Keffer held 959 outstanding unvested restricted stock units.
(7)
Ms. Lovett served as a member of the Audit Committee and the Nominating/Corporate Governance Committee during 2025. Ms. Lovett did not elect to receive any of her cash compensation in the form of equity. On December 31, 2025, Ms. Lovett held 1,812 outstanding unvested restricted stock units.
(8)
Ms. McDuffie served as a member of the Audit Committee and the Compensation Committee until her resignation on October 31, 2025. Ms. McDuffie elected to receive $8,547 of her cash compensation in the form of restricted stock units.
(9)
Ms. Robinson served as chairwoman of the Nominating/Corporate Governance Committee, as a member of the Compensation Committee and as Lead Independent Director during 2025. Ms. Robinson did not elect to receive any of her cash compensation in the form of equity. On December 31, 2025, Ms. Robinson held 1,812 outstanding unvested restricted stock units.
(10)
Mr. Rose served as a member of the Audit Committee and as a member of the Compensation Committee since his appointment to the Board on December 3, 2025. Mr. Rose elected to receive $8,062 of his cash compensation in the form of equity. Mr. Rose also received a grant of restricted stock units in the amount of $55,000 upon his appointment to the Board in December 2025. On December 31, 2025, Mr. Rose held 1,578 outstanding unvested restricted stock units.
(11)
Ms. Tasi was appointed to the Board effective February 9, 2026.
(12)
Mr. Volas served as chairman of the Audit Committee and as a member of the Nominating/Corporate Governance Committee during 2025. Mr. Volas did not elect to receive any of his cash compensation in the form of equity. On December 31, 2025, Mr. Volas held 1,812 outstanding unvested restricted stock units.

2025 Non-Employee Director Equity Awards

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock or Units ($) (1)

James C. Cline	7/30/2025 (2)	—	—	—	1,812	120,000
Jay M. Gratz	7/30/2025 (2)	—	—	—	1,812	120,000
Kristine L. Juster	7/30/2025 (2)	—	—	—	1,812	120,000
Ronald W. Kaplan	7/30/2025 (2)	—	—	—	1,812	120,000
D. Christian Keffer	1/1/2025 (3)	—	—	—	185	12,813
	4/1/2025 (3)	—	—	—	109	6,406
	7/1/2025 (3)	—	—	—	111	6,406
	7/30/2025 (4)	—	—	—	1,584	104,880
	10/1/2025 (3)	—	—	—	123	6,406
Gena C. Lovett	7/30/2025 (2)	—	—	—	1,812	120,000
Melkeya McDuffie	1/1/2025 (3)				37	2,562
	4/1/2025 (3)				43	2,562
	7/1/2025 (3)				44	2,562
	7/30/2025 (2)				1,812	120,000
	10/1/2025 (3)				49	2,562
Patricia B. Robinson	7/30/2025 (2)	—	—	—	1,812	120,000
B. Andrew Rose	12/03/2025 (5)	—	—	—	1,578	55,000
Irene Tasi(6)	—	—	—	—	—	—
Gerald Volas	7/30/2025 (2)	—	—	—	1,812	120,000

(1)
Amounts represent the grant date fair value of restricted stock units granted in 2025 determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14, Stock-based Compensation, to the Company’s audited Consolidated Financial Statements in the 2025 Form 10-K, as filed with the SEC.
(2)
Reflects annual award of restricted stock units to the Board.
(3)
Reflects an award of restricted stock units received in lieu of a percentage of cash compensation as elected by the director prior to the beginning of service.
(4)
Mr. Keffer was appointed to the Board on August 15, 2024. His yearly grant was prorated for the period of time he has served as a director.
(5)
Reflects an award of restricted stock units received as compensation for initial appointment to the Board.
(6)
Ms. Tasi was appointed to the Board effective February 9, 2026.

Named Executive Officers

The table below sets forth information concerning our executive officers covered in the “Compensation Discussion and Analysis” section of this Proxy Statement. We refer to them as the “named executive officers.”

Executive Officer	Age	Position with Company
Bryan H. Fairbanks	56	President and Chief Executive Officer
Adam D. Zambanini	49	Executive Vice President and Chief Operating Officer
Prithvi S. Gandhi	56	Senior Vice President and Chief Financial Officer
Amy M. Fernandez	49	Senior Vice President, Chief Legal Officer, Secretary and Chief Sustainability Officer
Jacob T. Rudolph	52	Senior Vice President and Chief Human Resources Officer
Brenda Lovcik	54	Former Senior Vice President and Chief Financial Officer

Bryan H. Fairbanks has served as President and Chief Executive Officer since April 2020 and will be retiring from the Company effective April 28, 2026. He previously served as Executive Vice President and Chief Financial Officer of the Company between July 2018 and April 2020, and as Vice President and Chief Financial Officer of the Company between August 2015 and July 2018. Between March 2006 and August 2015, he served as Senior Director, Supply Chain, and between September 2012 and August 2015, he concurrently served as Executive Director, International Business Development with the Company. He served as Director, Financial Planning and Analysis of the Company between May 2004 and March 2006. He served in numerous senior finance roles with the Ford Motor Company between August 1994 and May 2004. He received a B.S. degree in accounting from the University of Dayton and a M.B.A. degree from the University of Pittsburgh.

Adam D. Zambanini has served as Executive Vice President and Chief Operating Officer since October 25, 2023 and he will be appointed President and Chief Executive Officer of the Company effective April 28, 2026. He previously served as President of Trex Residential Products between July 2018 and October 2023. He served as Vice President, Marketing between January 2011 and July 2018, and served in a number of capacities at the Company, most recently as Director, Marketing between September 2005 and December 2010. He was employed by Rubbermaid Commercial Products between January 2000 and September 2005, with his last position being Product Manager. He received a B.S. degree in mechanical engineering from Penn State University and a M.B.A. degree from Averett University.

Prithvi S. Gandhi has served as Senior Vice President and Chief Financial Officer since October 6, 2025. He served as Executive Vice President and CFO of Beacon Roofing Supply from April 2024 to June 2025. Prior to that, from August 2022 until April 2024, he served as Vice President and CFO of TAMKO Building Products, LLC. From August 2021 to July 2022, Mr. Gandhi was Executive Vice President and Chief Financial Officer of Fast Radius, Inc. Earlier in his career, Mr. Gandhi held multiple senior finance roles from August 2013 until May 2021, with Owens Corning [NYSE: OC], including as Interim CFO from 2019 to 2020. Mr. Gandhi received a Bachelor of Science degree in Mathematics and Economics from the University of California, a M.A. degree in International Economics from Georgetown University, and M.B.A. degree with a concentration in Finance and Accounting from the Wharton School of Business.

Amy M. Fernandez has served as Senior Vice President, Chief Legal Officer, Secretary and Chief Sustainability Officer since January 1, 2025. She previously served as Senior Vice President, Chief Legal Officer and Secretary from October 25, 2023 until January 1, 2025, as Vice President, General Counsel and Secretary from May 4, 2023 until October 25, 2023, as Vice President, General Counsel and Assistant Secretary from May 5, 2022 until May 4, 2023 and as Vice President, General Counsel from December 7, 2021 until May 5, 2022. She was employed by Luigi Lavazza S.p.A as General Counsel, Lavazza Professional and Lavazza Americas from December 2018 through December 2021 and in various legal leadership roles within Mars Inc. between October 2015 and December 2018, with her last position being Associate General Counsel, Mars Wrigley Confectionery, Global Drinks and Food Americas. She was Vice President, Chief Intellectual Property Counsel at Armstrong World Industries between 2012 and 2015 and served as Chief Patent Counsel, Toothbrushes and Packaging, at Colgate-Palmolive between 2008 and 2012. She received a B.S. degree in mechanical engineering from the University of Pennsylvania and a J.D. degree from Dickinson School of Law.

Jacob T. Rudolph has served as Senior Vice President, Chief Human Resources Officer since October 25, 2023. He previously served as Vice President, Human Resources between October 2016 and October 2023. He served as Senior Director, Human Resources between 2014 and 2016, and Director, Human Resources between 2009 and 2014, and in a number of capacities within Human Resources between 2006 and 2014. He was employed by Perry Judd’s, Inc. between 2010 and 2014, with his last position being Human Resources Manager. He received a B.S. degree in business administration (finance) and a M.S. in industrial relations from West Virginia University.

Brenda Lovcik served as Senior Vice President and Chief Financial Officer between October 23, 2023 and August 5, 2025. She served as Chief Financial Officer, Global Products, Global Supply Chain and Global FP&A at Johnson Controls, Inc. from August 2022 until October 2023. Prior to that she held multiple senior financial roles at Medtronic, Inc. between 2002 and 2022, with her last position there as Senior Vice President, Finance and Global FP&A. She received a B.S. degree in accounting from St. Cloud State University.

Compensation Discussion and Analysis

Introduction

This section describes the Company’s compensation program for its President and Chief Executive Officer (“CEO”), its Senior Vice President and Chief Financial Officer (“CFO”), its Former Senior Vice President and Chief Financial Officer, and its three other most highly compensated executive officers for fiscal year 2025, all of whom are referred to collectively as the “named executive officers.” For fiscal 2025, the Company’s named executive officers were:

▪
Bryan H. Fairbanks, President and Chief Executive Officer;
▪
Adam D. Zambanini, Executive Vice President and Chief Operating Officer;
▪
Prithvi S. Gandhi, Senior Vice President and Chief Financial Officer;
▪
Amy M. Fernandez, Senior Vice President, Chief Legal Officer, Secretary and Chief Sustainability Officer;
▪
Jacob T. Rudolph, Senior Vice President and Chief Human Resources Officer; and
▪
Brenda Lovcik, Former Senior Vice President and Chief Financial Officer.

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2025 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for the Company and its stockholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables below.

Our executive compensation program is intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Board and the Compensation Committee establish with the objective of increasing stockholder value. In line with our pay-for-performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive compensation, and long-term equity incentive compensation.

Leadership Transition

Effective April 28, 2026, Bryan H. Fairbanks will resign from his position as the Company’s President and Chief Executive Officer and as a director of the Board. Adam D. Zambanini, age 49, currently the Company’s Executive Vice President and Chief Operating Officer, will succeed Mr. Fairbanks as President and Chief Executive Officer and will become a director of the Board, and his initial term as a director will expire at the Annual Meeting of Stockholders in 2027.

Changes to Compensatory Arrangements. In connection with these leadership changes, the Board approved the following compensation for Mr. Zambanini, to be effective as of April 28, 2026.

•
Annual Salary: $900,000;
•
Target Annual Cash Incentive as a % of Base Salary: 110%, prorated for the period of time that he spent in each role during 2026; and
•
2027 Long-Term Equity Award Value as a % of Base Salary: 450%.

On April 28, 2026, provided that Mr. Fairbanks timely executes, delivers, and does not revoke a release, he will be eligible for subsidized COBRA benefits at the same premium costs as apply to active employees enrolled for the same coverage through December 31, 2026, and subsidized financial consulting services. The Company also has offered to retain Mr. Fairbanks as a consultant to the Company for a period of up to 12 months, commencing on April 28, 2026 (the “Separation Date”), subject to the terms and conditions set forth in the

Consulting Agreement. If Mr. Fairbanks enters into the Consulting Agreement, he will agree to be available to provide expert advice and services to the Company at the reasonable request of the Company’s then serving President and Chief Executive Officer (the “Services”). Unless the arrangement is sooner terminated by either party, Mr. Fairbanks will perform the Services until April 30, 2027 (the “Consulting Term”).

As full compensation for the Services, and provided that Mr. Fairbanks timely executes, delivers, and does not revoke a release, the Company will provide Mr. Fairbanks with cash compensation in the amount of sixteen thousand six hundred sixty-six dollars ($16,666.00) per each full month during the Consulting Term, prorated for any partial month during the Consulting Term, and during the Consulting Term, Mr. Fairbanks will continue to vest in the portion of any outstanding equity awards under the Plans that Mr. Fairbanks holds as of the Separation Date (each such award an “Equity Award”), to the extent such Equity Awards are scheduled to vest during the Consulting Term. Additionally, at the end of the Consulting Term, all vested stock appreciation rights held by Mr. Fairbanks will retain their original expiration date. Any portion of any Equity Award that is unvested as of the end of the Consulting Term will be forfeited as of the end of the Consulting Term.

2025 Say-on-Pay Results and Considerations

The Company provides its stockholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and the Company’s Compensation Committee consider the outcome of the Company’s say-on-pay proposal when making future compensation decisions for the executive officers of the Company. In connection with the Company’s 2025 annual meeting of stockholders, the proposal to approve the executive compensation of the Company’s executive officers named in the Company’s Proxy Statement dated March 24, 2025 received 83,040,121 votes in favor, or 90% of votes cast. Although these votes are advisory (and therefore not binding on the Company), the Company, the Compensation Committee and the Board carefully review these results each year and consider them, along with other communications from stockholders relating to our compensation practices, in making future compensation decisions for executive officers of the Company.

Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Compensation Committee. The Compensation Committee, pursuant to its charter, reviews, determines, and approves the compensation, including base salary, and annual and long-term incentive compensation, of the Company’s CEO, the other named executive officers, as well as the other officers appointed by the Board. Additionally, the Compensation Committee administers the Company’s employee benefit programs, including its 2023 Stock Incentive Plan, 2014 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, annual cash incentive plan, and other incentive compensation plans, benefit plans and equity-based plans.

The Role of Consultants. The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Compensation Committee has the authority to compensate its outside advisers without obtaining approval of the Board. In accordance with this authority, the Compensation Committee retained Korn/ Ferry (“KF”) in 2025 as the committee’s independent compensation consultant to advise the Compensation Committee on matters related to CEO and other officer compensation. The Compensation Committee assessed KF’s work as required under rules of the SEC and concluded that it did not raise any conflicts of interest and that KF was independent within the NYSE’s listing standards.

The consultant’s assignments are determined by the chairman of the Compensation Committee. At the request of the chairman, the current consultant assists in developing the peer group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of named executive officer compensation, prepares a financial analysis of the Company’s performance vis-à-vis the peer group and analyzes the relationship between CEO pay and company performance, constructs market competitive ranges of pay opportunity for base salaries, annual cash incentive compensation targets, and long-term equity incentive awards for named executive officers, and reviews the annual cash incentive compensation and long-term equity incentive plans for linkage to key business objectives and company performance. The consultant advises the Compensation Committee as to the compensation of executive officers of the Company, but does not recommend any specific pay level changes for executive officers.

The Role of Executives. The Company’s CEO, Senior Vice President, Chief Legal Officer, Secretary and Chief Sustainability Officer (“CLO”), and Senior Vice President, Chief Human Resources Officer (“CHRO”) are actively involved in the executive compensation process. Historically, the CEO reviews the performance of each of the named executive officers (other than his own performance) and, within the defined program parameters, recommends to the Compensation Committee base salary increases and annual cash incentive compensation and long-term equity incentive awards for such individuals. He provides the Compensation Committee with both annual and long-term recommended financial performance goals for the Company that are used to link pay with performance. The CEO also provides his views to the Compensation Committee with respect to the executive compensation program’s ability to attract, retain, and motivate the level of executive talent necessary to achieve the Company’s business goals. The CLO and CHRO work with the CEO to develop the recommended base salary increases, annual cash incentive compensation levels and long-term equity incentive awards and provide analysis on the ability of the executive compensation program to attract, retain, and motivate the Company’s executive team and potential executive hires. The CEO, CLO, and CHRO attend the meetings of the Compensation Committee, but do not participate in the Compensation Committee’s executive sessions.

What are the Company’s executive compensation principles and objectives?

The Compensation Committee believes that the structure of the compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of the Company, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return.

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of the Company’s stockholders. The core principles of the Company’s executive compensation program include the following:

▪
Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to the Company can result in that individual’s total compensation being higher or lower than the Company’s target market position. The Compensation Committee regularly utilizes the assistance of a compensation consultant to provide information on market practices, programs, and compensation levels.
▪
Pay-for-performance: The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short- and long-term.
▪
Create an ownership culture: The Compensation Committee believes that using equity compensation to instill an ownership culture effectively aligns the interests of management and the stockholders. To promote this alignment, the Compensation Committee granted equity-based compensation in 2025, which was comprised of time-based restricted stock units, performance-based restricted stock units and stock appreciation rights, to provide incentives for named executive officers to enhance stockholder value.
▪
Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components — base salary, annual cash incentive compensation, long-term equity incentive compensation, and benefits and perquisites — in total.
▪
Improved financial performance: The Company aggressively pursues strategies intended to improve its financial and operational performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency and capacity, and lowering costs. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The CEO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling the Company to attract and retain exceptionally talented executives and to link total compensation to the Company’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total stockholder return. Based on such reviews, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy.

How Do We Determine Executive Pay?

Benchmarking: Benchmarking in comparison to a peer group of companies (the “peer group”) is one of several factors considered in the compensation process but is not in and of itself determinative. The relative position of individual named executive officers in comparison to the peer group is based on their respective competencies, experience, and performance. While the Company does not establish executive pay based solely on benchmarking data, we believe that our pay levels and practices should be within a range of competitiveness with our peer group and benchmarking provides us with an assessment of reasonableness and competitiveness. However, each individual’s actual compensation is based on numerous factors including the individual’s level of experience in the role and the annual and long-term performance of both the Company and the individual.

The Compensation Committee benchmarks target total direct compensation, which consists of base salary, target annual cash incentive compensation, and the value of long-term equity incentives, to the peer group. The Compensation Committee benchmarks its named executive officer compensation because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with the Company’s labor market for executive talent.

Shareholder Engagement: As referenced above, in the Shareholder Engagement section of this Proxy, the Company proactively engages with shareholders and other stakeholders throughout the year. During 2025, no concerns were raised by shareholders regarding executive compensation.

Peer Group: The Compensation Committee (with respect to officer compensation) and Nominating/Corporate Governance Committee (with respect to director compensation) take into account a number of factors for each potential peer group company including, but not limited to, size (revenues, market capitalization and number of employees), nature of business (business comparators and similar customer base), organizational complexity and business model (span and scope of the organization), growth over the last one and three years in revenue and EBITDA, competition for executive talent (organizations from which executives may be recruited to and from) and location. While all of the aforementioned factors are taken into account, the Compensation Committee and Nominating/Corporate Governance Committee consider the most important factors to be size, nature of business and competition for executive talent as these provide the most meaningful insight into competitive practices.

In July 2024, the Compensation Committee and the Nominating/Corporate Governance Committee requested that KF review the Company’s existing peer group and KF recommended no changes. The peer group approved by the Compensation Committee and the Nominating/Corporate Governance Committee, and utilized for the executive compensation benchmarking review for 2025 compensation, was as follows:

AAON, Inc.	Griffon Corporation
A. O. Smith Corporation	Hayward Holdings, Inc.
Advanced Drainage Systems, Inc.	Helen of Troy LTD
Allegion PLC	Lennox International Inc.
Armstrong World Industries, Inc.	Louisiana-Pacific Corporation
Cavco Industries, Inc.	RH
Eagle Materials, Inc.	Simpson Manufacturing, Inc.
Fortune Brands Innovations, Inc.	The Azek Company Inc.
Floor & Decor Holdings, Inc.	Yeti Holdings, Inc.

Executive Compensation Benchmarking Study: In October 2024, KF completed an executive compensation benchmarking study. KF assessed the Company’s executive compensation program against the peer group both with respect to competitiveness and mix of the elements of compensation. KF compared the following elements of compensation of the Company against the peer group: (1) base salary; (2) target total cash compensation (base salary plus target annual cash incentive compensation); and (3) target total direct compensation (base salary plus target annual cash incentive compensation plus the value of long-term equity incentive compensation). Based on such comparison, KF determined that the Company’s respective elements of target compensation compared against the peer group (as a weighted average of the named executive officers) were as follows:

Weighted Average % of Median (all NEOs)

Base Salary	89.59%
Target Total Cash Compensation	89.00%
Target Total Direct Compensation	90.95%

In October 2024, the Compensation Committee did approve adjustments to compensation for each named executive officer to bring their compensation close to the peer group median. As a result of the adjustments made by the Compensation Committee, KF determined that the Company’s respective elements of target compensation for 2026 compared against the peer group (as a weighted average of the named executive officers (“NEOs”)) are as follows:

Weighted Average % of Median (all NEOs)

Base Salary	94.33%
Target Total Cash Compensation	93.81%
Target Total Direct Compensation	98.24%

In July 2025, the Compensation Committee and the Nominating/Corporate Governance Committee requested that KF review the Company’s existing peer group and KF provided the Committees with a set of considerations for change, including proposed additions and deletions to the peer group, to align more with the Company’s EBITDA, revenue and market cap while maintaining focus on business model and customers. In October 2025, with input from KF, the Company removed A.O. Smith Corporation, Floor & Decor Holdings, Inc., Lennox International Inc., and RH from the Peer Group because of financial performance. The Company also removed The Azek Company, Inc. due to its acquisition by James Hardie Industries. The Company added CSW Industrials, James Hardie Industries, Janus International Group and WD-40 Company. As a result of the changes, the new peer group for 2026 compensation consists of the following companies:

AAON, Inc.	Hayward Holdings, Inc.
Advanced Drainage Systems, Inc.	Helen of Troy LTD
Allegion PLC	James Hardie Industries
Armstrong World Industries, Inc.	Janus International Group
Cavco Industries, Inc.	Louisiana-Pacific Corporation
CSW Industrials	Simpson Manufacturing, Inc.
Eagle Materials, Inc.	WD-40 Company
Fortune Brands Innovations, Inc.	Yeti Holdings, Inc.
Griffon Corporation

As the named executive officers’ experience in their positions at the Company continue to expand, the Compensation Committee expects their success and contributions to the Company will expand, and the Committee will continue to focus on recognizing and rewarding the long-term contributions of the management team as well as all employees. With respect to the mix of target compensation for the named executive officers, KF found that the majority of the executive officers’ total compensation is comprised of variable or “at risk” pay with considerable emphasis on both short and long-term incentives. This highlights the Company’s focus on pay-for-performance and is consistent with one of the core principles of the Compensation Committee; namely, that a material portion of the executive officers’ total compensation should be dependent on performance.

Elements of Executive Compensation

Base Salary

Base salary is annual fixed cash compensation, and is a standard element of compensation, necessary to attract and retain talent, and provides fixed compensation that an employee can rely upon for his or her ordinary living expenses. Base salary is the principal non-variable element of the Company’s total compensation program.

Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to the Company.

Base salaries are determined by competitive levels in the market, based on the Company’s peer group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope. Base salary increases, if any, are based on individual performance, market conditions, and company performance. To gauge market conditions, the Compensation Committee evaluates the peer group and market data compiled by its consultant. Base salaries are set following review of this data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

In December 2024, after an executive compensation benchmarking study by KF, the Compensation Committee approved increases in the 2025 base salaries for the named executive officers as shown in the table below. The increases ranged from 3.5% to 8.0%. The CEO’s increase to base salary aligned with our plan to bring compensation for our executives to the median of our peer group over a multi-year period. With those changes, our named executive officers were still below the median, including the CEO whose base salary was 6.0% below median in 2025.

The base salaries of the named executive officers are as follows:

Executive Officer	2024 Base Salary	2025 Base Salary

Bryan H. Fairbanks(1)	$880,000	$950,000
Adam D. Zambanini(2)	$550,000	$569,000
Prithvi S. Gandhi(3)	-	$560,000
Brenda Lovcik(4)	$540,000	$559,000
Amy M. Fernandez	$450,000	$466,000
Jacob T. Rudolph	$350,000	$375,000

(1)
Mr. Fairbanks is retiring from his position as President and Chief Executive Officer effective April 28, 2026.
(2)
Mr. Zambanini has been appointed President and Chief Executive Officer effective April 28, 2026. As summarized in the Leadership Transition section above, Mr. Zambanini’s 2026 Base Salary, effective April 28, 2026 will be $900,000.
(3)
Mr. Gandhi’s first day of employment was October 6, 2025. The amount stated above for 2025 Base Salary is his annualized base salary.
(4)
Ms. Lovcik’s last day of employment was August 5, 2025. The amount stated above for 2025 Base Salary is her annualized base salary.

Annual Cash Incentive Compensation

The annual cash incentive plan provides named executive officers with the opportunity to gain financially from the Company’s financial results that they help to generate annually. The annual cash incentive plan provides for a cash payment based on the achievement of annual corporate financial goals.

We believe that it is necessary to provide annual cash incentive compensation, because short-term incentives provide an immediate benefit paid in cash based on the achievement of immediate results, thereby promoting the achievement of short-term goals. A performance-based incentive motivates management to focus on the short-term (one fiscal year) financial goals in specific targeted areas determined at the beginning of each year.

For the named executive officers, the Company provides an annual cash incentive payment based 75% on achievement of a certain pretax income target, and 25% on achievement of a certain operating cash flow target, in each case excluding any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such targets. Operating cash flow is defined as net cash provided by operating activities. The pretax income and operating cash flow financial performance metrics were chosen because the Compensation Committee determined that they would best measure the Company’s financial performance for the fiscal year and align management’s financial incentives to those of its stockholders. Management deems pretax earnings to be the key factor to increasing shareholder value, which is indicative of its 75% weighting toward the annual cash incentive plan. Management believes that operating cash flow complements pretax earnings to ensure the Company’s operating and strategic objectives are being adequately funded as a result of meeting its profit objectives, which is indicative of its 25% weighting towards the annual cash incentive plan. The operating cash flow financial metric also serves as a guideline to meeting management’s target capital structure.

The Compensation Committee uses a sliding scale to determine both the pretax income portion of the annual cash incentive and the operating cash flow portion of the annual cash incentive. The minimum threshold for any payment under both the pretax income element and the operating cash flow element of the annual cash incentive plan for 2025 was 80% of the respective targets, which would result in a payout of 25% of the target payment, performance at target would result in a payout of 100% of the target payment, and the maximum payout was capped at 200% of the target payment if 112.5% or more of the target was achieved. Numbers falling within the ranges above are interpolated on a straight-line basis. These performance ranges were selected based upon the Company’s business judgment while acknowledging the potential variability in results given some of the unique challenges in our business. Each year, the Company determines its performance ranges based upon the best available information and makes an informed decision as to where the threshold, target, and maximum performance levels should be set. As explained in more detail below, these performance ranges were established for the 2025 plan year.

Target awards are expressed as a percentage of the named executive officer’s base salary. Cash incentive targets for 2025 were 115% for the CEO, and 60% to 80% for the other named executive officers, which were unchanged from 2024. The total award to any single named executive officer was capped at 200% of the named executive officer’s targeted percentage of salary.

Determination of Target Levels. The Compensation Committee believes that using pretax income and operating cash flow financial targets as the basis for the executive annual cash incentive plan effectively aligns executive interests with the interests of the Company’s stockholders. An annual cash incentive can be earned if the Company meets its financial goals as measured using pretax income and operating cash flow as adjusted to reflect core operating performance. The annual financial objectives are contained within the Company’s annual financial plan, which is approved by the Board each December prior to the start of the new fiscal year. The Company’s financial-metric based approach established for the annual cash incentive plan applies to the broader management team as well as the named executive officers and other employees to ensure that there is consistency with the essence of the “pay-for-performance” structure of the incentive plan.

Calculations of Pretax Income Target and Payout for 2025. For the 2025 fiscal year, the Compensation Committee set an initial target pretax income at $319,000,000. In May 2026, the Compensation Committee updated the pretax income target to $285,000,000. The adjustment from December to May was due to the macro-economic and competitive environments at the time, including continued softness in the repair and remodel market, increased spending needed to drive consumer conversion, and tariffs which made the original targets set in December unreasonable. The Compensation Committee considered the adjusted May target challenging given these circumstances. The pretax income target set in May reflected $7,600,000 of expense related to potential aluminum tariffs. The Compensation Committee agreed that the target would be increased if the amount of actual tariffs incurred during 2025 were less than $7,600,000. The Company incurred more than $7,600,000 in tariffs, therefore there was no additional adjustment to the target due to tariffs.

Furthermore, as previously discussed, the Compensation Committee specifically agreed to exclude from the actual pretax income calculation any items determined by the Committee to be extraordinary and not considered in the establishment of the pretax income target. For 2025, the Compensation Committee did not approve any adjustment to the pretax income target. If measured against the December 2024 target, achievement would have been 83% of target and would have resulted in a payment multiple of 34.6%. Versus the May 2025 target, achievement equated to 91% of target, which resulted in a payment multiple of 64.4%. This percentage was then multiplied by 75%, which is the percent weight given to the target pretax income portion of the annual cash incentive, to equal 48.3% for pretax income achievement.

Calculations of Operating Cash Flow Target and Payout for 2025. For the 2025 fiscal year, the Compensation Committee set initial target operating cash flow in December 2024 at $337,000,000. For the macro-economic reasons discussed above, in May 2025, the Compensation Committee adjusted the target operation cash flow to

$312,000,000. The Committee felt that this target was reasonable. This operating cash flow target set in May reflected $7,600,000 of expense related to potential tariffs. The Compensation Committee agreed that the target would be increased if the amount of actual aluminum tariffs incurred during 2025 were less than $7,600,000. The Company incurred more than $7,600,000 of tariffs, therefore the operating cash flow target for 2025 was not adjusted.

As stated above, the Compensation Committee specifically agreed to exclude from the actual operating cash flow calculation any items determined by the Committee to be extraordinary and not considered in the establishment of the operating cash flow target. For 2025, the Committee decreased operating cash flow by $676,000 representing payments lower than planned for surface flaking claims. The Committee made these adjustments because they were not anticipated in the 2025 Financial Plan which was approved by the Board in May 2025.

The net effect of the adjustments described in the preceding paragraph was to decrease operating cash flow for 2025 for incentive purposes by $676,000 from $358,113,000 to $357,437,000. Against the December 2024 target, this would have equated to 106% of target and would have resulted in a payment multiple of 148.5%. When measured against the May target, this equated to 115% of target, which resulted in a payment multiple of 200%. This percentage was then multiplied by 25%, which is the percent weight given to the target cash flow portion of the annual cash incentive, to equal 50% for cash flow achievement.

Total Cash Incentive Payout Percentage. As a result of the above calculations, the cash incentive for 2025 was paid to the executive officers at a rate of 98.32%, because the Pretax Income achievement was below target and the Operating Cash Flow achievement was above target, as summarized below:

Executive Officer	2025 Base Salary	Target Annual Cash Incentive (as a % of Base Salary)	Target Annual Cash Incentive	Annual Cash Incentive Payout Percentage	2025 Annual Cash Incentive

Bryan H. Fairbanks	$950,000	115%	$1,092,500	98.32%	$1,074,146
Adam D. Zambanini	$569,000	80%	$455,200	98.32%	$447,553
Prithvi S. Gandhi(1)	$560,000	75%	$420,000	98.32%	$98,446
Amy M. Fernandez	$466,000	70%	$326,200	98.32%	$320,720
Jacob T. Rudolph	$375,000	60%	$225,000	98.32%	$221,220
Brenda Lovcik(2)	$343,854	-	-	-	-

(1)
Mr. Gandhi’s employment began October 6, 2025, with an annual base salary of $560,000. The amount stated above for 2025 Annual Cash Incentive is his pro-rata cash incentive for the portion of the year he was employed by the Company.
(2)
Ms. Lovcik’s last day of employment was August 5, 2025. The amounts stated above for 2025 Base Salary is the base salary earned by Ms. Lovcik in 2025 for the portion of the year she was employed by the Company.

Plan Structure and Target Levels for 2025 Annual Cash Incentive Plan. In May 2025, the Compensation Committee established the financial targets for 2025 consistent with the Company’s internal Financial Plan approved by the Board in May 2025, with pretax income being weighted at 75% and operating cash flow being weighted at 25%.

Long-Term Equity Incentive Compensation

We believe that long-term equity incentive compensation provides appropriate motivational tools to achieve certain long-term company goals. The long-term equity incentive compensation plan is designed to align named executive officers’ interests with those of stockholders, motivate the named executive officer team to achieve key financial goals and reward superior performance. The design of the program helps to reduce turnover and to retain the knowledge and skills of the Company’s valued employees. In structuring the amount of long-term equity incentive compensation awards, the Compensation Committee seeks to balance such awards and the interests of the Company’s stockholders under a policy that moderates the dilutive effects of annual equity-based awards against the need to provide attractive and competitive incentive compensation.

The Compensation Committee regularly makes its annual long-term equity incentive grants to named executive officers at its February meeting, with the grant date being the date of the Compensation Committee meeting at which such equity grants are approved. The Compensation Committee does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the filing of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information. The February meeting is scheduled accordingly. In the event the Compensation Committee determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Under the 2025 long-term equity incentive compensation plan of the Company, grants consist of 35% time-based restricted stock units, 50% performance-based restricted stock units, and 15% stock appreciation rights. The 2026 long-term equity incentive plan of the Company will not include any grant of stock appreciation rights, and will instead consist of 50% time-based restricted stock units and 50% performance based restricted stock units.

The Compensation Committee retains discretion to adjust the target award based upon each named executive officer’s current performance and anticipated future contribution to the Company’s results, as well as upon the amount and terms of equity-based awards previously granted to the named executive officer by the Company. The Compensation Committee did not make any discretionary adjustments to a named executive officer’s target award in 2025 and has not done so for any of the named executive officers in any of the years reflected in the Summary Compensation Table.

Elements of Long-Term Equity Incentive Compensation:

Time-Based Restricted Stock Units. Time-based restricted stock units are similar to time-based restricted shares, with the principal difference being that with restricted stock units, the shares are not actually issued until vesting. The restricted stock units have a three-year vesting period, vesting one-third each year. The number of restricted stock units issued is based on the approved target dollar amount of the award, divided by the fair market value of the Company’s common stock on the date of the grant. Upon vesting, each restricted stock unit will equal the right to receive one share of Company stock.

Time-based restricted stock units facilitate retention by providing value if the named executive officer remains with the Company over the vesting period. In addition, time-based restricted stock units provide alignment with stockholders through stock ownership, and the potential for future growth.

Performance-Based Restricted Stock Units. Performance-based restricted stock units are similar to their time-based counterparts, but the number of units that will vest each year, if any, is based on Company financial performance. For 2025, the performance-based restricted stock units have a three-year vesting period, vesting one-third each year based on performance against target earnings before interest, taxes, depreciation and amortization (“EBITDA”) for one year, cumulative two years and cumulative three years, respectively, in each case excluding any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such targets.

▪
For the first vesting, the target performance is planned EBITDA for the first year.
▪
For the second vesting, the target performance is cumulative planned EBITDA for the first two years, with the target EBITDA for the second year equaling the first year’s target EBITDA plus a 10% growth rate.
▪
For the third vesting, the target performance is cumulative planned EBITDA for the three years, with the target EBITDA for the third year equaling the second year’s target EBITDA plus a 10% growth rate.

For 2026 awards, the performance-based restricted stock units have a three-year vesting period, vesting one-third each year based on performance against target earnings before interest, taxes, depreciation and amortization (“EBITDA”) for one year, cumulative two years and cumulative three years, respectively, in each case excluding any items determined by the Compensation Committee to be extraordinary and not considered in the establishment of such targets.

▪
For the first vesting, the target performance is planned EBITDA for the first year.
▪
For the second vesting, the target performance is cumulative EBITDA for the first two years, with the target EBITDA for the second year equaling the first year’s actual EBITDA plus a pre-determined growth rate.
▪
For the third vesting, the target performance is cumulative EBITDA for the three years, with the target EBITDA for the third year equaling the second year’s actual EBITDA plus a pre-determined growth rate.

The target number of performance-based restricted stock units issued is based on the approved target dollar amount of such units to be awarded, divided by the fair market value of the Company’s common stock on the date of the grant. With respect to each vesting for awards granted in 2025 (and those granted in 2026), the number of units that will vest will be between 0% and 200% of the target number of units. The Compensation

Committee uses a sliding scale to determine the percentage of the target units that will vest each year. The minimum threshold for any vesting will be 80% of the EBITDA target, which will result in a payout of 25% of the target vesting, performance at target would result in a payout of 100% of the target vesting, and the maximum payout will be capped at 200% of the target vesting if 112.5% or more of the target is achieved. Numbers falling within the ranges above are interpolated on a straight-line basis.

In addition to facilitating retention, performance-based restricted stock units also more closely align the long-term equity incentive compensation plan with the Company’s pay-for-performance philosophy. The number of units that will vest each year is contingent upon performance against pre-determined EBITDA targets over a three-year period. If the Company achieves less than 80% of the target for any year, no units will vest. This vesting condition encourages named executive officers to work with a long-term view of the Company’s performance and reinforces their long-term affiliation with the Company.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over the grant price. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SARs are similar to stock options but are less dilutive because only a net number of shares are issued. With respect to SARs, the grant price is the closing market price of the Company’s common stock on the NYSE on the grant date. SARs have a three-year vesting period, vesting one-third each year. The number of SARs issued is based on the approved target dollar amount of SARs to be awarded, divided by the value of one SAR, which is equal to the Black-Scholes value of an equivalent stock option. SARs have a term of 10 years (provided that the term is extended for one year if the holder dies during the tenth year of the SAR). SARs motivate executive efforts to achieve results that produce long-term increases (since executives have up to 10 years to exercise their SARs) in common stock based on the market price of the common stock on the exercise date.

The award agreements for the time-based restricted stock units, performance-based restricted stock units and SARs and the severance agreements provide that if a participant’s employment with the Company is terminated due to death, permanent and total disability, retirement, by the Company without “cause,” or by the participant with “good reason” (with “cause” and “good reason” being defined in the award agreements), any unvested awards held by a participant at termination will vest (with performance-based restricted stock units vesting at target levels). The award agreements and the change in control agreements further provide that in the event of a change in control of the Company, any unvested awards held by the participant at the time of the change in control will vest (with performance-based restricted stock units vesting at target levels). For a discussion of the severance agreements and change in control agreements, see the Severance and Change in Control Agreements discussion following this Compensation Discussion and Analysis.

Actual awards to each named executive officer of long-term equity incentive compensation in February 2025, split 35% in time-based restricted stock units, 50% in performance-based restricted stock units, and 15% in SARs, were as set forth below. Awards in February 2026 were split 50% in time-based restricted stock units and 50% in performance-based restricted stock units.

Executive Officer	Value of 2025 Long-Term Equity Awards

Bryan H. Fairbanks	$4,513,000
Adam D. Zambanini	$1,451,000
Prithvi S. Gandhi(1)	$500,000
Amy M. Fernandez	$816,000
Jacob T. Rudolph	$506,000
Brenda Lovcik(2)	$1,146,000

(1)
Mr. Gandhi’s first day of employment began October 6, 2025. On November 6, 2025, Mr. Gandhi received an award of time-based restricted stock units valued at $500,000, which vest on October 6, 2028.
(2)
Ms. Lovcik’s last day of employment was August 5, 2025. The 2025 awards provided above were forfeited on that date.

Vesting of Previously Granted Performance-Based Restricted Stock Units Based upon 2025 Performance.

In March 2026, (a) one-third of performance-based restricted stock units granted in 2023 vested based on actual EBITDA performance in 2023, 2024, and 2025 (cumulative) against the EBITDA target, (b) one-third of performance-based restricted stock units granted in 2024 vested based on actual EBITDA performance in 2024 and 2025 (cumulative) against the EBITDA target, and (c) one-third of performance-based restricted stock units granted in 2025 vested based on actual EBITDA performance in 2025 against the EBITDA target. The following is a summary with respect to the vesting of performance-based restricted stock units granted in each of 2023, 2024, and 2025.

Calculation of EBITDA for 2025

With respect to EBITDA for 2025, as stated above, the Compensation Committee specifically agreed to exclude from the actual EBITDA calculation any items determined by the Committee to be extraordinary and not considered in the establishment of the EBITDA target. For 2025, the Compensation Committee did not approve any exclusions.

Performance-Based Restricted Stock Units Granted in 2023

As stated above, with respect to the performance-based restricted stock units granted in 2023, one-third of such units vested in March 2026 based upon actual EBITDA performance in 2023, 2024, and 2025 cumulatively against target. The target was $749,285,000 which was based upon target EBITDA of $226,370,000 in 2023 (established in December 2022), with 10% year-over-year growth for 2024 ($249,007,000) and 2025 ($273,908,000).

EBITDA for 2025 was $320,918,000. As reported in the Company’s 2024 Proxy Statement, EBITDA for 2023 adjusted for extraordinary items was $322,594,000. As reported in the Company’s 2025 Proxy Statement, EBITDA for 2024 adjusted for extraordinary items was $358,858,000.

Adding these numbers together, this resulted in a cumulative adjusted EBITDA for 2023, 2024, and 2025 of $1,002,370, which equated to 133.78% of target EBITDA of $749,285,000, which resulted in a payment multiple of 200%.

Performance-Based Restricted Stock Units Granted in 2024

As stated above, with respect to the performance-based restricted stock units granted in 2024, one-third of such units vested in March 2026 based upon actual EBITDA performance in 2024 and 2025 cumulatively against target. The target was $748,000,000, which was based upon target EBITDA of $356,000,000 in 2024 (established in December 2023), with 10% year-over-year growth for 2025 ($392,000,000).

As stated above, adjusted EBITDA for 2025 was $320,918,000. As reported in the Company’s 2025 Proxy Statement, EBITDA for 2024 adjusted for extraordinary items was $358,858,000. Adding these numbers together, this resulted in a cumulative adjusted EBITDA for 2024 and 2025 of $679,776,000, which equated to 90.88% of target EBITDA of $748,000,000 which resulted in a payment multiple of 65.80%.

Performance-Based Restricted Stock Units Granted in 2025

As stated above, with respect to the performance-based restricted stock units granted in 2025, one-third of such units vested in March 2026 based upon actual EBITDA performance in 2025 against target. The target established in December 2024 was $380,000,000. As previously discussed, due to the macro-economic environment, the target was adjusted in May 2025 to $348,000,000. EBITDA for 2025 was $320,918,000. Against the December target, this would have resulted in a 47.1% payment multiple. Against the May target, the EBITDA performance equated to 92.22% of target, which resulted in a payment multiple of 70.82%.

The following table presents the number of performance-based restricted stock units granted in 2023, 2024, and 2025 that vested in March 2026 for each named executive officer:

	2023			2024			2025

Executive Officer	Target # of Shares	Payout %	Shares Vesting	Target # of Shares	Payout %	Shares Vesting	Target # of Shares	Payout %	Shares Vesting

Bryan H. Fairbanks	9,610	200%	19,220	7,070	65.80%	4,652	11,172	70.82%	7,912
Adam D. Zambanini	3,624	200%	7,248	2,574	65.80%	1,694	3,592	70.82%	2,544
Prithvi S Gandhi(1)	—	—	—	—	—	—	—	—	—
Amy M. Fernandez	1,910	200%	3,820	1,446	65.80%	951	2,020	70.82%	1,431
Jacob T. Rudolph	1,250	200%	2,500	868	65.80%	571	1,253	70.82%	887
Brenda Lovcik(2)	—	—	—	2,031	—	—	2,837	—	—

(1)
Mr. Gandhi’s first day of employment was October 6, 2025. He did not receive any performance-based restricted stock units in 2025.
(2)
Ms. Lovcik’s last day of employment was August 5, 2025. Her unvested performance-based restricted stock units were forfeited on that date.

Pay Versus Performance Disclosure

Under Item 402(v) of the SEC’s Regulation S-K, the Company is required to disclose annually information concerning “pay versus performance” for the Company’s last five completed fiscal years. The purpose of this disclosure is to show the relationship between executive compensation actually paid to the principal executive officer (“PEO”) and other named executive officers and the financial performance of the Company. Item 402(v) also requires disclosure of the cumulative total shareholder return (“TSR”) of the Company’s peer group, the Company’s net income, and an additional financial performance measure chosen by the Company.

			Average Summary	Average Comp.	Value of Initial Fixed $100 Investment Based On:
Year	Summary Comp. Table Total for PEO ($) (1)	Comp. Actually Paid to First PEO ($) (2)	Comp. Table Total for non- PEO NEOs ($) (3)	Actually Paid to non-PEO NEOs ($) (3)	Total Shareholder Return ($)	Peer group Total Shareholder Return ($) (4)	Net Income ($,000)	Pretax Net Income ($,000) (5)

2025	6,582,168	1,041,220	1,736,902	809,016	41.90	187.61	190,415	257,960
2024	5,920,679	4,580,840	1,842,336	1,522,397	82.45	172.94	226,392	304,198
2023	5,773,779	10,660,712	1,635,584	2,692,413	98.89	154.28	205,384	276,200
2022	3,255,722	(1,889,888)	1,348,892	(2,279,976)	50.56	102.90	184,626	236,056
2021	4,079,676	7,700,955	1,624,059	4,676,692	161.29	124.20	208,737	329,637
2020					100.00	100.00

(1)
Mr. Fairbanks has served as President and Chief Executive Officer since April 29, 2020. In the table above, Mr. Fairbanks is the “PEO.”
(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Fairbanks, computed in accordance with item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Fairbanks’ total compensation, as reported in the Summary Compensation Table for each year, to determine “compensation actually paid.” For 2025, the amount $3,836,050 was deducted for stock awards and the amount $676,950 was deducted for SAR awards reflecting amounts in the Summary Compensation Table, and the amount of $1,655,352 was added for stock awards granted in 2025, the amount $1,955,464 was deducted for stock awards granted in prior fiscal years that were unvested at the end of 2025, the amount of $658,776 was deducted for stock awards granted in prior fiscal years that vested in 2025, the amount of $307,051 was added for SAR awards granted in 2025, the amount of $294,799 was deducted for SAR awards granted in prior fiscal years that were unvested at the end of 2025, and the amount of $81,311 was deducted for SAR awards granted in prior fiscal years that vested in 2025. Mr. Fairbanks’ “compensation actually paid” for 2023 is due in part to the increase in value of our common stock from December 31, 2022 to December 31, 2023 and actual realization of this amount of compensation is, of course, dependent on actual future financial performance and the Company’s common stock value.
(3)
For 2022, the named executive officers other than the PEO were Mr. Zambanini, Mr. Schemm, and Mr. Gupp, for 2023, the named executive officers other than the PEO were Mr. Zambanini, Mr. Schemm from January 1, 2023 until June 9, 2023, Mr. Gupp from January 1, 2023 until May 5, 2023, Ms. Fernandez since October 25, 2023, and Ms. Lovcik since October 23, 2023, for 2024 the named executive officers other than the PEO were Mr. Zambanini, Ms. Lovcik, Ms. Fernandez, and Mr. Rudolph and for 2025 the named executive officers other than the PEO were Mr. Zambanini, Ms. Fernandez, Mr. Rudolph, Ms. Lovcik from January 1, 2025 until August 5, 2025, and Mr. Gandhi since October 6, 2025. The dollar amounts reported in this column represent the amount of “compensation actually paid” to the above-referenced named executive officers other than the PEO, computed in accordance with item 402(v) of

Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to these named executive officers’ total compensation, as reported in the Summary Compensation Table for each year, to determine “compensation actually paid.”

For Mr. Zambanini, for 2025, the amount $1,233,350 was deducted for stock awards and the amount $217,650 was deducted for SAR awards reflecting amounts in the Summary Compensation Table, and the amount of $532,223 was added for stock awards granted in 2025, the amount $723,298 was deducted for stock awards granted in prior fiscal years that were unvested at the end of 2025, the amount of $229,755 was deducted for stock awards granted in prior fiscal years that vested in 2025, the amount of $98,720 was added for SAR awards granted in 2025, the amount of $109,137 was deducted for SAR awards granted in prior fiscal years that were unvested at the end of 2025, and the amount of $29,409 was deducted for SAR awards granted in prior fiscal years that vested in 2025.

For Mr. Gandhi, for 2025, the amount $500,000 was deducted for stock awards reflecting amounts in the Summary Compensation Table, and the amount of $549,493 was added for stock awards granted in 2025.

For Ms. Fernandez, for 2025, the amount of $1,625,600 was deducted for stock awards and the amount $122,400 was deducted for SAR awards reflecting amounts in the Summary Compensation Table, and the amount of $1,323,585 was added for stock awards granted in 2025, the amount $394,754 was deducted for stock awards granted in prior fiscal years that were unvested at the end of 2025, the amount of $109,320 was deducted for stock awards granted in prior fiscal years that vested in 2025, the amount of $55,519 was added for SAR awards granted in 2025, the amount of $59,490 was deducted for SAR awards granted in prior fiscal years that were unvested at the end of 2025, and the amount of $15,085 was deducted for SAR awards granted in prior fiscal years that vested in 2025.

For Mr. Rudolph, for 2025, the amount of $430,100 was deducted for stock awards and the amount $75,900 was deducted for SAR awards reflecting amounts in the Summary Compensation Table, and the amount of $185,572 was added for stock awards granted in 2025, the amount $246,442 was deducted for stock awards granted in prior fiscal years that were unvested at the end of 2025, the amount of $93,279 was deducted for stock awards granted in prior fiscal years that vested in 2025, the amount of $34,421 was added for SAR awards granted in 2025, the amount of $37,198 was deducted for SAR awards granted in prior fiscal years that were unvested at the end of 2025, and the amount of $10,850 was deducted for SAR awards granted in prior fiscal years that vested in 2025.

For Ms. Lovcik, for 2025, the amount $974,100 was deducted for stock awards and the amount $171,900 was deducted for SAR awards reflecting amounts in the Summary Compensation Table, and the amount of $420,331 was added for stock awards granted in 2025, the amount $430,741 was deducted for stock awards granted in prior fiscal years that were unvested at the end of 2025, the amount of $26,299 was deducted for stock awards granted in prior fiscal years that vested in 2025 and the amount of $77,970 was added for SAR awards granted in 2025, the amount of $44,615 was deducted for SAR awards granted in prior fiscal years that were unvested at the end of 2025, and the amount of $6,595 was deducted for SAR awards granted in prior fiscal years that vested in 2025.

For purposes of clarification, the “compensation actually paid” for 2022 for the named executive officers other than the PEO is a negative number due to the decrease in fair value of their stock awards and SAR awards in 2022. Furthermore, “compensation actually paid” for 2023 is due in part to the increase in value of stock from December 31, 2022 to December 31, 2023 and actual realization of this amount of compensation is, of course, dependent on actual future financial performance and the Company’s common stock value.

(4)
The Company is using as its Peer Group the S&P 600 Building Products Index, which is an index used by the Company for purposes of disclosure in its Form 10-K under the SEC’s Item 201(e) of Regulation S-K.
(5)
The Company has chosen pretax income as its “Company-Selected Measure”, in that the Company’s annual cash incentive payment is weighted 75% on the achievement of a certain pretax income target, adjusted each year by the Compensation Committee to exclude any items determined by the Committee to be extraordinary and not considered in the establishment of the pretax income target. The amounts set forth above are after such adjustments.

Item 402(v) of the SEC’s Regulation S-K requires that the Company disclose at least three financial performance measures which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers to Company performance. The most important financial measures used by the Company for the fiscal years in the table above were as follows:

Most Important Financial Performance Measures for Determining NEO Compensation

1. Pretax Income – Pretax income is defined as income before income taxes. As discussed under the heading “Annual Cash Incentive Compensation” above, the Company’s annual cash incentive payment is weighted 75% on the achievement of a certain pretax income target.

2. Operating Cash Flow – Operating Cash Flow is defined as net cash provided by operating activities. As discussed under the heading “Annual Cash Incentive Compensation” above, the Company’s annual cash incentive payment is weighted 25% on the achievement of a certain operating cash flow target.

3. EBITDA – EBITDA is defined as earnings before interest, tax, depreciation, and amortization. As discussed under the heading “Long-Term Equity Incentive Compensation” above, the actual number of performance-based restricted stock units that vest each year is based on performance against target EBITDA for one year, cumulative two years and cumulative three years, respectively.

In determining each of the above metrics for purposes of calculating the annual cash incentive payment and the payout percentages for performance-based restricted stock units, the Compensation Committee will exclude any items determined by the Committee to be extraordinary and not considered in the establishment of the target. Other than pretax income, operating cash flow and EBITDA, there are no other financial performance metrics utilized by the Company in Annual Cash Incentive Compensation or Long-Term Equity Incentive Compensation.

The first table below illustrates the relationship between (a) the executive compensation actually paid to the PEO and the average executive compensation paid to the other named executive officers to (b) the TSR of the Company and its Peer Group. The second table below illustrates the relationship between (a) the executive compensation actually paid to the PEO and the average executive compensation paid to the other named executive officers to (b) the net income and the pretax net income of the Company.

Relationship Between “Compensation Actually Paid” and Specified Financial Performance Measures

Relationship Between “Compensation Actually Paid” and Total Shareholder Return

As shown in the following graph, the “Compensation Actually Paid” (“CAP”) to our PEO and our other NEOs fluctuates with our TSR. Fluctuations in “compensation actually paid” amounts are affected by changes in our share price, including as a result of changes in fair value of unvested SARs, RSUs and PSUs, the value of each of which is directly connected to our share price. “Compensation actually paid” for our PEO and other NEOs rises and falls with TSR because a majority of the compensation for our PEO and our other NEOs, respectively, is equity-based compensation, the value of which is dependent on stock price performance, in line with our pay-for-performance philosophy described above.

$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
($4,000)
Compensation ($000s)
$250
$200
$150
$100
$50
$0
($50)
($100)
($150)
Indexed Relative TSR (2020 = $100)
$100
$100
$161
$7,701
$124
$4,677
$103
$51
($1,890)
($2,280)
10,661
$154
$99
2,692
$173
$83
4,581
1,522
$188
$42
1,041
809
PEO CAP
NEO CAP
Trex TSR
Peer TSR

Relationship Between “Compensation Actually Paid” and Net Income and Pretax Net Income

As shown in the following graph, the “Compensation Actually Paid” to our PEO and our other NEOs fluctuates with our Net Income and Pretax Income. As discussed under the heading “Annual Cash Incentive Compensation” above, the Company’s annual cash incentive payment is weighted 75% on the achievement of a certain pretax income target. Management deems pretax earnings to be the key factor to increasing shareholder value, which is indicative of its 75% weighting toward the annual cash incentive plan. Fluctuations in “compensation actually paid” amounts are affected by the annual cash incentive year-over-year, and the annual cash incentive paid to the PEO and the other NEOs in 2022 was $0, the annual cash incentive paid to the PEO and the other NEOs in 2023 was 200% of target, the annual cash incentive paid to the PEO and the other NEOs in 2024 was 113.5% of target, and the annual cash incentive paid to the PEO and the other NEOs in 2025 was 98.32% of target due to our varying levels of achievement against pre-established performance goals under our annual incentive plan and our long-term equity incentive compensation program, in line with our pay-for-performance philosophy described above.

$11,000
$9,000
$7,000
$5,000
$3,000
$1,000
($1,000)
($3,000)
Compensation ($000s)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
Net Income/Pretax Income ($000)
$329,637
$236,056
$276,200
$304,198
$257,960
$208,737
$184,626
$205,384
$226,392
$190,415
$7,701
$4,677
($1,890)
($2,280)
10,661
2,692
4,581
1,522
1,041
809
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Net Income
Pretax Income

Pay Ratio Disclosure

Under Item 402(u) of the SEC’s Regulation S-K, the Company is required to disclose annually the ratio of the annual total compensation of the median employee (“Median Employee”) to the total annual compensation of the principal executive officer (“PEO”). The purpose of this disclosure is to provide a measure of the equitability of pay within an organization.

The Company’s PEO on December 31, 2025 is Mr. Fairbanks. To determine Mr. Fairbank’s total annual compensation for purposes of pay ratio disclosure, we have used the same methodology used in the Summary Compensation Table.

We identified the Median Employee by examining the 2025 total compensation, as reported on applicable tax statements, for all employees, domestic and foreign, excluding our PEO, who were employed by us on December 31, 2025. We included all full-time, part-time, seasonal or temporary employees. We did not include temporary workers employed by a third party (i.e., “leased workers”). For any full-time or part-time employees hired during 2025 or for any employee on an unpaid leave of absence during the year, we annualized their compensation. We did not do this for seasonal or temporary employees. Once we determined the identity of the Median Employee, we calculated such employee’s 2025 compensation using the same methodology as that used in the Summary Compensation Table for Mr. Fairbanks.

The Company believes its compensation philosophy and process yield an equitable result. The ratio of the total annual compensation of our PEO to the Median Employee is as follows:

Median Employee Total Annual Compensation	$72,771
Mr. Fairbanks (“PEO”) Total Annual Compensation	$6,582,168
Ratio of PEO to Median Employee Total Annual Compensation	90.45:1.0

Perquisites

The Company provides a limited number of perquisites to its named executive officers. The perquisites offered to each named executive officer in 2025 include 401K contributions, a monthly company car allowance, life insurance premiums, financial consulting, and the cost of an executive physical exam.

The Compensation Committee believes that the benefits the Company and the named executive officers derive from perquisites more than offset their costs to the Company. The personal benefits are considered to constitute a part of the Company’s overall program and are presented in this light as part of the total compensation package approved by the Compensation Committee at the time of an executive officer’s hiring or promotion, as part of the Compensation Committee’s review of each named executive officer’s annual total compensation, and in compensation discussions with named executive officers.

The Compensation Committee oversees the design, implementation, and administration of all the Company benefit programs, including perquisites. The Compensation Committee, with the assistance of its consultant, periodically reviews the cost and prevalence of these programs to determine whether they are in line with competitive practices and are warranted based upon business needs and the contributions of the named executive officers.

Additional information about these perquisites can be found in the “All Other Compensation Table” below.

Additional Information on our Program

Stock Ownership Guidelines

To align our officers’ and directors’ interests with those of our stockholders, the Board in December 2013 instituted Stock Ownership Guidelines (the “Guidelines”).

Under the Guidelines, each executive officer is required to own and hold, as a minimum, that number of shares of the Company’s common stock having a market value of at least a stated multiple of the executive officer’s base salary. The stated multiple for the Chief Executive Officer is 3, for a Senior Vice President or Executive Vice President is 1.5, and for a Vice President is 1. For purposes of the Guidelines, common stock includes shares of common stock no matter how acquired (i.e., vesting of restricted shares or restricted stock units, or shares purchased on the open market), unvested time-based restricted shares or restricted stock units, and unvested performance-based restricted shares or restricted stock units at target levels.

Executive officers have 5 years from becoming an executive officer to comply with the ownership requirements. Each named executive officer meets the current minimum requirements.

Anti-Hedging and Anti-Pledging Policy

The Board adopted in October 2013 a policy that prohibits our executive officers from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of Company equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering Company equity as collateral for indebtedness.

Clawback Policy

The Board amended and restated in October 2023 its Recovery of Compensation for Accounting Restatements Policy (the “clawback” policy) with respect to incentive-based compensation. The clawback policy provides that in the event of a restatement of the Company’s financial results, the Compensation Committee is entitled to recover from executive officers any incentive-based compensation that would not otherwise have been awarded to such persons under the as-restated financial statements during the three years preceding the date of the restatement. A copy of our Recovery of Compensation for Accounting Restatements Policy was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Insider Trading Policy

The Board amended and restated in February 2006 its Insider Trading Policy, which is applicable to all directors, officers and employees of the Company. This policy expressly prohibits such persons from trading, either directly or indirectly, in our securities after becoming aware of material nonpublic information related to the Company. The policy also establishes guidelines for blackout periods. Our insider trading policy provides guidance as to what constitutes material information and when information becomes public. Before any of our directors, executive officers or other covered persons identified by our insider trading policy engages in certain transactions involving Company securities, such person must obtain pre-clearance and approval of the transaction from our Chief Legal Officer. Furthermore, such individuals, including the NEOs, are only permitted to trade in the Company's securities during prescribed trading windows. The policy discusses the consequences of an insider trading violation, additional trading restrictions, and certain reporting requirements applicable to directors, officers, and designated key employees. A copy of our Insider Trading Policy was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Does the Company have Severance or Change in Control Agreements with its named executive officers?

The named executive officers have severance agreements, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. In addition, the Company has entered into change in control agreements with the named executive officers to provide certain cash payments to the officers upon a termination following a change in control, which is in the form of a “double trigger.” In addition, such agreements provide for an acceleration of equity grants upon a change in control. Change in control agreements are designed to protect executives in the event of a change in control and provide security for executives against sudden or arbitrary termination in connection with a change in control. The provisions of each agreement were determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.

For a discussion of these arrangements, including the estimated quantification of these amounts, see the Retention, Severance and Change in Control Agreements discussion following this Compensation Discussion and Analysis.

How do our decisions regarding each element affect decisions regarding the other elements?

The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential annual cash incentive and long-term equity incentive payouts are based on the executive’s base salary, increases in base salary also increase the amount of such payouts.

What are the tax and accounting considerations that factor into decisions regarding executive compensation?

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the tax deductibility of a named executive officer’s compensation that exceeds $1,000,000 per year. The Tax Cuts and Jobs Act, which became effective as of January 1, 2018, modified Section 162(m) provisions, including the elimination of the “performance-based exception” that previously allowed certain performance-based compensation meeting specific requirements to qualify for full tax deductibility by the Company. As a result of the tax law changes, compensation paid to designated “covered executives”, including current and former named executive officers, in excess of $1,000,000 per individual will generally not be deductible, whether or not it is performance-based. Although the Compensation Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

Internal Revenue Code Section 409A. The Company reviews its compensation plans and programs for compliance with Section 409A of the Internal Revenue Code and the relevant Treasury Resolutions regarding nonqualified deferred compensation.

Impact of FASB ASC Topic 718. The accounting standards applicable to the various forms of long-term incentive plans under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 is one factor that the Company considers in the design of its long-term equity incentive programs. The Company monitors its FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about our long-term incentive plans.

Report of the Compensation Committee of the Board of Directors of Trex Company, Inc.

The Compensation Committee of the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”) has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis above, and recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Jay M. Gratz, Chairman
Kristine L. Juster
D. Christian Keffer
Patricia B. Robinson
B. Andrew Rose
Irene Tasi

The following tables, narrative, and footnotes discuss the compensation of our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Former Senior Vice President and Chief Financial Officer, and our three other most highly compensated executive officers, during 2025. These individuals were the only executive officers of the Company during 2025 for whom this information is required under SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)

Bryan H. Fairbanks (5)	2025	950,000	—	3,836,050	676,950	1,074,146	—	45,022	6,582,168
President and Chief Executive	2024	880,000	—	3,275,900	578,100	1,148,822	—	37,857	5,920,679
Officer	2023	747,000	—	2,783,750	491,250	1,718,100	—	33,679	5,773,779

Adam D. Zambanini (6)	2025	569,000	—	1,233,350	217,650	447,553	—	33,445	2,500,998
Executive Vice President and	2024	550,000	—	1,192,550	210,450	499,488	—	33,345	2,485,833
Chief Operating Officer	2023	484,000	—	1,049,750	185,250	774,400	—	30,231	2,523,631

Prithvi S. Gandhi (7)	2025	129,231	200,000	500,000	—	98,446		23,910	951,587
Sr. Vice President and	2024	—	—	—	—	—	—	—	—
Chief Financial Officer	2023	—	—	—	—	—	—	—	—

Amy M. Fernandez (8)	2025	466,000	—	1,625,600	122,400	320,720	—	39,708	2,574,428
Sr. Vice President, Chief Legal Officer,	2024	450,000	—	669,800	118,200	357,588	—	33,255	1,628,843
Secretary and Chief Sustainability Officer	2023	420,000	—	553,350	97,650	588,000	—	31,641	1,690,641

Jacob T. Rudolph (9)	2025	375,000	—	430,100	75,900	221,220		35,167	1,137,387
Sr. Vice President and Chief	2024	350,000	—	402,050	70,950	238,392	—	30,528	1,091,920
Human Resources Officer	2023	—	—	—	—	—	—	—	—

Brenda Lovcik (10)	2025	343,854	—	974,100	171,900	—	—	30,257	1,520,111
Former Sr. Vice President	2024	540,000	—	940,950	166,050	459,756	—	55,991	2,162,747
and Chief Financial Officer	2023	103,562	300,000	300,000	—	200,000	—	18,411	921,973

(1)
Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14, Stock-based Compensation, to the Company’s audited Consolidated Financial Statements in the 2024 Form 10-K, as filed with the SEC. Additional information regarding the design of the long-term equity incentive compensation plan, including a description of the performance-based conditions applicable to 2025 awards, is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
Grants reflect stock appreciation rights (SARs) as further described in the “Long-Term Equity Incentive Compensation” part of the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)
Additional information regarding the design of the annual cash incentive plan, including a description of the performance-based conditions applicable to 2025 awards, is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)
See the “All Other Compensation Table” below for additional information on these amounts for 2025.
(5)
Stock Awards to Mr. Fairbanks in 2025 include performance-based restricted stock units, for which the grant date value reported above based on performance at target is $2,256,500 and the maximum grant date value if the highest level of performance is achieved is $4,513,000.
(6)
Stock Awards to Mr. Zambanini in 2025 include performance-based restricted stock units, for which the grant date value reported above based on performance at target is $725,500 and the maximum grant date value if the highest level of performance is achieved is $1,451,000.
(7)
Mr. Gandhi’s employment began on October 6, 2025. Following his appointment Mr. Gandhi was granted time based-restricted stock units valued at $500,000. Mr. Gandhi also received a sign-on cash bonus of $200,000.
(8)
Stock Awards to Ms. Fernandez in 2025 include performance-based restricted stock units, for which the grant date value reported above based on performance at target is $408,000 and the maximum grant date value if the highest level of performance is achieved is $816,000. On November 6, 2025, restricted shares were granted to Ms. Fernandez under the terms of a Retention Agreement, with a grant date fair value of $932,000. The Retention Agreement is further described below under “Retention, Severance, and Change in Control Agreements.”
(9)
Mr. Rudolph was appointed Senior Vice President and Chief Human Resources Officer in 2023. Stock Awards to Mr. Rudolph in 2025 include performance-based restricted stock units, for which the grant date value reported above based on performance at target is $253,000 and the maximum grant date value if the highest level of performance is achieved is $506,000.
(10)
Stock Awards to Ms. Lovcik included performance-based restricted stock units, for which the grant date value reported above based on performance at target was $573,000. Ms. Lovcik’s last day of employment was August 5, 2025, and pursuant to the 2023 Stock Incentive Plan all her unvested performance-based restricted stock units were forfeited on such date.

All Other Compensation Table

Name	401(k) Matching Contribution ($)(1)	Car Allowance ($)(2)	Life Insurance Premiums ($)(3)	Executive Physical ($)(4)	Financial Consulting ($)(5)	Total Other Compensation ($)

Bryan H. Fairbanks	20,700	12,000	2,322	2,635	7,365	45,022
Adam D. Zambanini	21,000	9,000	810	2,635	—	33,445
Prithvi S. Gandhi	18,462	2,077	536	2,835	—	23,910
Amy M. Fernandez	20,700	9,000	749	3,045	6,214	39,708
Jacob T. Rudolph	18,251	9,000	897	0	7,019	35,167
Brenda Lovcik	20,700	5,538	764	3,255	—	30,257

(1)
Represents company matching contributions to the Company’s 401(k) plan. The Company matches up to 6% of an employee’s annual salary, not to exceed the limitations imposed under the rules of the Internal Revenue Service.
(2)
Represents the cost of company automobile allowance.
(3)
Represents company payments for life insurance premiums.
(4)
Represents the cost of company payments for executive health physicals provided to executive officers by Johns Hopkins Medicine.
(5)
Represents the cost of company payments for personal financial consulting provided to executive officers by Goldman Sachs Ayco.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Awards; Number of Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)	Options (#) (4)	Awards ($/Sh)	Awards ($) (5)

Bryan H. Fairbanks		68,281	1,092,500	2,185,000
	2/17/2025				5,585	33,514	67,028	23,460	20,213	67.33	4,513,000
Adam D. Zambanini		28,450	455,200	910,400
	2/17/2025				897	10,775	21,550	7,543	6,499	67.33	1,451,000
Prithvi S. Gandhi		6,258	100,128	200,256
	11/6/2025				-	-	-	15,664	-	-	500,000
Amy M. Fernandez		20,387	326,200	652,400
	2/17/2025				505	6,060	12,120	4,242	3,655	67.33	816,000
Jacob T. Rudolph		14,062	225,000	450,000
	2/17/2025				313	3,758	7,516	2,630	2,266	67.33	506,000
Brenda Lovcik		26,203	419,250	838,500
	2/17/2025				709	8,510	17,020	5,957	5,133	67.33	1,146,000

(1)
Represents threshold, target, and maximum payout levels under the annual cash incentive plan for 2025 performance. Additional information regarding the design of the annual cash incentive plan, including a description of the performance-based conditions applicable to 2025 awards, is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
Represents threshold, target, and maximum payout levels (number of shares) for performance-based restricted stock units granted in 2025. Additional information regarding the design of the long-term equity incentive compensation plan, including a description of the performance-based conditions applicable to 2025 awards, is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)
Represents number of shares of time-based restricted stock units granted in 2025. Additional information regarding the design of the long-term equity incentive compensation plan is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)
Represents number of stock appreciation rights granted in 2025. Additional information regarding the design of the long-term equity incentive compensation plan is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(5)
Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14, Stock-based Compensation, to the Company’s audited Consolidated Financial Statements in the 2025 Form 10-K.
(6)
Represents RSUs granted pursuant to the Retention Agreement discussed below under Retention, Severance, and Change in Control Agreements.

Outstanding Equity Awards at Fiscal-Year End

	Option/SAR Awards				Stock Awards

Executive Officer and Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1) (2) (5)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1) (2) (5)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares of Stock Not Vested (#) (2) (5)	Market Value of Shares of Stock Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2) (5) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)

Bryan H. Fairbanks
2/14/2018	4,832	—	28.11	2/14/2028	—	—	—	—
2/13/2019	5,900	—	38.85	2/13/2029	—	—	—	—
2/19/2020	5,136	—	50.83	2/19/2030	—	—	—	—
2/17/2021	4,431	—	104.56	2/17/2031	—	—	—	—
2/23/2022	11,062	—	82.01	2/23/2032	—		—	—
2/14/2023	12,045	6,022	56.80	2/14/2033	6,726	235,948	9,609	337,084
2/19/2024	4,299	8,596	90.86	2/19/2034	9,897	347,187	14,138	495,961
2/17/2025	—	20,213	67.33	2/19/2035	23,460	822,977	33,514	1,175,671
Adam D. Zambanini
2/15/2017	2,170	—	17.52	2/15/2027	—	—	—	—
2/14/2018	4,264	—	28.11	2/14/2028	—	—	—	—
2/13/2019	5,900	—	38.85	2/13/2029	—	—	—	—
2/19/2020	5,136	—	50.83	2/19/2030	—	—	—	—
2/17/2021	1,906	—	104.56	2/17/2031	—	—	—	—
2/23/2022	3,659	—	82.01	2/23/2032	—	—	—	—
2/14/2023	4,542	2,271	56.80	2/14/2033	2,536	88,963	3,623	127,095
2/19/2024	1,565	3,129	90.86	2/19/2034	3,602	126,358	5,147	180,557
2/17/2025	—	6,499	67.33	2/19/2035	7,543	264,608	10,775	377,987
Prithvi S. Gandhi
11/06/2025(7)	—	—	—	—	15,664(7)	549,493	—	—
Amy M. Fernandez
2/23/2022	1,549	—	82.01	2/23/2032	—	—	—	—
2/14/2023	2,394	1,197	56.80	2/14/2033	1,337	46,902	1,910	67,003
2/19/2024	879	1,758	90.86	2/19/2034	2,023	70,967	2,890	101,381
2/17/2025	—	3,655	67.33	2/19/2035	4,242	148,809	6,060	212,585
11/06/2025(8)	—	—	—	—	29,198(8)	1,024,266	—	—
Jacob T. Rudolph
2/15/2017	4,076	—	17.52	2/15/2027	—	—	—	—
2/14/2018	2,664	—	28.11	2/14/2028	—	—	—	—
2/13/2019	2,538	—	38.85	2/13/2029	—	—	—	—
2/19/2020	2,230	—	50.83	2/19/2030	—	—	—	—
2/17/2021	832	—	104.56	2/17/2031	—	—	—	—
2/23/2022	1,679	—	82.01	2/23/2032	—	—	—	—
2/14/2023	1,567	783	56.80	2/14/2033	875	30,695	1,250	43,850
2/19/2024	528	1,055	90.86	2/19/2034	1,214	42,587	1,735	60,864
2/17/2025	—	2,266	67.33	2/19/2035	2,630	92,260	3,758	131,831
Brenda Lovcik(9)	—	—	—	—	—	—	—	—

(1)
Represents number of securities underlying unexercised stock appreciation rights (SARs). Additional information regarding the design of the long-term equity incentive compensation plan is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
The Company completed two-for-one stock splits payable in the form of a stock dividend on May 7, 2014 to stockholders of record on April 7, 2014, on June 18, 2018 to stockholders of record on May 23, 2018, and on September 14, 2020 to stockholders of record on August 19, 2020. The numbers shown above reflect numbers on a post-split basis.
(3)
The term of each SAR is 10 years. (Under the 2023 Stock Incentive Plan and 2014 Stock Incentive Plan, the term is extended by one year if the grantee dies in the tenth year of the term.)
(4)
The value is calculated based on the $35.08 closing price of the Company’s common stock on the NYSE on December 31, 2025, the last market trading day of the year, times the number of restricted time-based units that are unvested (and at target with respect to performance-based restricted stock units).
(5)
Vests in three equal annual installments beginning on (a) March 1, 2024 for awards granted in 2023, (b) March 1, 2025 for awards granted in 2024, and March 1, 2026 for awards granted in 2025.
(6)
Represents target number of performance-based restricted stock units that vest over a 3-year time period based on performance against target EBITDA for one year, cumulative two years and cumulative three years, respectively. Additional information regarding the design of the long-term equity incentive compensation plan, including a description of the performance-based conditions, is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(7)
Represents time-based restricted stock units granted pursuant to the 2023 Stock Incentive Plan, which vest on October 6, 2028.
(8)
Represents time-based restricted stock units granted pursuant to the Retention Agreement discussed in the “Retention, Severance, and Change in Control Agreements” section below.
(9)
Ms. Lovcik’s last day of employment was August 5, 2025. Pursuant to the 2023 Stock Incentive Plan, her unvested equity awards were forfeited on that date.

2025 Option / SAR Exercises and Stock Vested

	Option Awards (1)		Stock Awards

Name	Number of Shares Acquired on Exercise (#) (2)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Bryan H. Fairbanks	—	—	41,976	2,589,499
Adam D. Zambanini	—	—	15,502	956,318
Prithvi S. Gandhi(3)	—	—	—	—
Amy M. Fernandez	—	—	8,207	506,290
Jacob T. Rudolph	—	—	5,448	336,087
Brenda Lovcik	—	—	3,583	221,035

(1)
Represents stock appreciation awards (SARs). Additional information regarding SARs is provided in the “Long-Term Equity Incentive Compensation” part of the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
The value is calculated based on a market price of $61.69 (the closing price of the Company’s common stock on March 1, 2025, the date of vesting) times the number of vested shares.
(3)
Mr. Gandhi’s first date of employment was October 6, 2025.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2025 for (1) all equity compensation plans previously approved by the Company’s stockholders, and (2) all equity compensation plans not previously approved by the Company’s stockholders:

▪
the number of securities to be issued upon the exercise of outstanding options, SARs, warrants, and rights;
▪
the weighted average exercise price of such outstanding options, SARs, warrants, and rights; and
▪
other than securities to be issued upon the exercise of such outstanding options, SARs, warrants, and rights, the number of securities remaining available for future issuance under the plans.

	Number of securities to be issued upon exercise for outstanding options, SARs, warrants, and rights (a)	Weighted average exercise price of outstanding options, SARs, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1) (4)	213,426(2)	$60.28	4,127,592(3)
Equity compensation plans not approved by security holders	—	—	—
Total	213,426(2)	$60.28	4,127,592(3)

(1)
Consists of the 2014 Stock Incentive Plan, 2023 Stock Incentive Plan, the Outside Director Plan, and the 1999 Employee Stock Purchase Plan.
(2)
Excludes 311,969 shares of restricted stock units outstanding under the 2014 Stock Incentive Plan and the 2023 Stock Incentive Plan as of December 31, 2025 (with performance-based restricted stock units at target).
(3)
Represents 3,674,799 shares remaining available for future issuance under the 2023 Stock Incentive Plan and 452,793 shares remaining available for future issuance under the 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the 2023 Stock Incentive Plan.
(4)
Per Note 14, Stock-based Compensation, to the Company’s audited Consolidated Financial Statements in the 2025 Form 10-K, as filed with the SEC, the weighted average exercise price of outstanding SARs is $60.28, and the weighted average remaining contractual life of outstanding SARs is 5.8 years.

Retention, Severance, and Change in Control Agreements

Retention Agreements

On October 30, 2025, the Company entered into a Retention Agreement with Amy M. Fernandez (“Recipient”) pursuant to which the Company awarded restricted stock units (“RSUs”), with the RSUs vesting only if certain retention conditions are met. The Retention Agreement provided that in the event Ms. Fernandez was actively employed by the Company on October 30, 2028, the RSUs would vest. The aggregate value of the RSUs was two (2) times Ms. Fernandez’s then current base salary. The value and number (based upon the closing market price of the stock on November 6, 2025) of RSUs that would vest if the retention conditions are met are $980,000/29,198. The RSUs were granted pursuant to the Trex Company 2023 Stock Incentive Plan.

The Retention Agreement provides that the RSUs shall vest, and the cash payment will be made, in the event of the death or disability of the Recipient, if the Company terminates the Recipient’s employment without “cause,” or if the Recipient resigns for “good reason,” prior to the Recipient achieving the applicable Retention Date. For this purpose, “cause” shall mean (i) Recipient’s willful or grossly negligent misconduct, or subversive, disruptive or insubordinate behavior, that is injurious to the Company or that violates Company policy; (ii) Recipient’s embezzlement or misappropriation of funds or property of the Company; (iii) Recipient’s conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony; (iv) Recipient’s conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime; or (v) Recipient’s willful failure or refusal by Recipient to devote Recipient’s full business time (other than on account of disability or approved leave) and attention to the performance of Recipient’s duties and responsibilities if such breach has not been cured within 15 days after written notice thereof is given to the Recipient by the Board, and “good reason” shall mean (i) a material and adverse change in Recipient’s status or position(s) as an officer or management employee of the Company, including, without limitation, any adverse change in his status or position as an employee of the Company as a result of a material diminution in Recipient’s duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to Recipient of any duties or responsibilities which are materially inconsistent with such status or position(s) (other than any isolated and inadvertent failure by the Company that is cured promptly upon his giving notice), or any removal of Recipient from or any failure to reappoint or reelect Recipient to such position(s) (except in connection with Recipient’s termination other than for good reason); (ii) a 10% or greater reduction in Recipient’s aggregate base salary and targeted bonus, other than any such reduction proportionately consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company; (iii) the failure by the Company or any successor to continue in effect any material employee benefit plan (excluding any equity compensation plan) in which the Recipient is participating (or plans providing the Recipient with similar benefits that are not materially reduced in the aggregate) other than as a result of the normal expiration of any such plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company or any successor which would adversely affect the Recipient’s continued participation in any of such plans on at least as favorable a basis to Recipient or which would materially reduce Recipient’s benefits under any of such plans, or (iv) Company’s requiring Recipient to be based at an office that is both more than 50 miles from where Recipient’s office is located and further from Recipient’s then-current residence. The Board of Directors has implemented this Retention Agreement reflecting their confidence in Ms. Fernandez’s ability to continue to provide outstanding results and encourage her to continue to focus on the current and future growth of the Company.

Severance Agreements

In light of competitive market practices, based on the findings in a study completed by the Compensation Committee’s independent consultant, the Compensation Committee has approved severance agreements with the named executive officers, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements.

The severance agreements with each of the named executive officers provide for the payment of severance compensation and benefits to the covered executive officer (the “covered executive”) if the Company terminates the covered executive’s employment without “cause” or if the covered executive resigns for “good reason.” For purposes of the severance agreements, “cause” includes events specified in the severance agreement, including the covered executive’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties, and “good reason” includes events specified in the severance agreement, including a material and adverse change in the covered executive’s status or position with the Company, a 10% or greater reduction in the covered executive’s aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, or the relocation of the covered executive’s office more than 50 miles from the current office and further than the covered executive’s then-current residence.

In the event the Company terminates the covered executive’s employment without “cause” or if the covered executive resigns for “good reason,” the covered executive will be entitled to receive the following:

▪
a lump-sum cash payment equal to the sum of (1) the covered executive’s earned but unpaid base salary and accrued vacation pay plus (2) if not previously paid, the covered executive’s annual cash incentive earned for the preceding fiscal year;
▪
a lump-sum cash payment equal to two times for the CEO and one time for the other named executive officers the sum of (1) the covered executive’s base salary then in effect, plus (2) an amount equal to the greater of (a) the covered executive’s targeted annual cash incentive for the year immediately prior to the year in which the covered executive’s employment terminates, or (b) the covered executive’s actual annual cash incentive earned for the preceding year;

▪
continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and
▪
accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares (at the targeted payment level).

Notwithstanding the foregoing, in the event the covered executive would receive any payment that would otherwise be subject to interest and additional tax imposed under Section 409A of the Internal Revenue Code, then no such payment shall be payable prior to the date that is the earliest of (a) six months after the covered executive’s date of termination of employment, (b) the covered executive’s death, or (c) such other date as will cause such payment not to be subject to such interest and additional tax. However, this shall not prevent payment to the covered executive during such six-month period of an aggregate amount not exceeding the lesser of (a) two times the sum of the covered executive’s annualized compensation based upon the annual rate of pay for the taxable year preceding the taxable year of the separation from service, or (b) two times the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which the covered executive has a separation from service, as permitted pursuant to Treasury Regulation §1.409A-1(b)(9)(iii).

If the covered executive’s employment is terminated during a change in control protection period under the covered executive’s change in control severance agreement, described below, the covered executive will be entitled to receive the severance payments specified under that agreement instead of the foregoing payments under his severance agreement.

The covered executive is not entitled to any additional severance payments or benefits under the covered executive’s severance agreement if the covered executive’s employment is terminated by the Company for cause, by the covered executive without good reason, or if it terminates due to the covered executive’s death or disability.

The current term of each severance agreement ends on August 1, 2026. Thereafter, each severance agreement shall automatically renew for successive three (3) year periods unless either party gives to the other party written notice of termination at least one (1) year prior to the end of the initial or any renewal term.

Change in Control Severance Agreements

In light of competitive market practices, based on the findings in a study completed by the Compensation Committee’s independent consultant, the Compensation Committee has approved change in control severance agreements for the CEO and the other named executive officers. The agreements are intended to help retain these named executive officers, maintain a stable work environment, and provide economic security to certain key employees in the event of termination of their employment in connection with a change in control.

Pursuant to these agreements, if, within the period beginning 90 days before and ending two years after a “change in control” of the Company, (1) the employment of the executive, who we refer to as a “covered executive,” is terminated by the Company (other than a termination for “cause” or by reason of death or disability) or (2) if the covered executive terminates his employment for “good reason” (either event constituting a “double trigger”), the covered executive will receive severance benefits. For the purposes of the change in control severance agreements, “cause” and “good reason” are defined in a similar manner as in the severance agreements discussed above.

Upon such termination, the covered executive will receive:

▪
a lump-sum cash payment equal to the sum of (1) the covered executive’s earned but unpaid base salary and accrued vacation pay, plus (2) if not previously paid, the covered executive’s annual cash incentive earned for the preceding fiscal year, plus (3) the covered executive’s targeted annual cash incentive for the year in which the severance occurs, pro-rated based upon the number of days the covered executive was employed during such year;
▪
a lump sum severance payment equal to 2.99 times for the CEO and 1.5 times for the other named executive officers the sum of (1) the covered executive’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) the covered executive’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) the covered executive’s target annual cash incentive for the year of the termination of employment, or (c) the covered executive’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and
▪
continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

Notwithstanding the foregoing, the change in control severance agreements provide that, to the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code in connection with a change in control, the amounts payable or benefits to be provided to the covered executive shall be reduced such that the reduction of compensation to be provided to the covered executive is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).

If a change in control occurs during the term of these change in control severance agreements, the covered executive will be entitled to accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares (at the targeted payment level) (whether or not there is a loss of employment).

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of the Company’s outstanding stock, (2) a merger where the stockholders of the Company immediately prior to the merger would not own at least 50% of the outstanding stock of the Company after such merger, (3) a sale of all or substantially all of the assets of the Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

The table below reflects the amount of compensation payable to the CEO and each of the Company’s other named executive officers in the event of termination of such officer’s employment (including termination by death or disability) and/or a change in control. The amounts shown assume that such termination and/or change in control was effective as of December 31, 2025 and thus includes amounts earned through such date. These figures are estimates of the amounts which would be paid to the officers upon their termination and/or a change in control. The actual amounts to be paid can only be determined at the time of such event.

Severance and Change in Control Compensation as of December 31, 2025

Executive Officer	Termination by reason of:	Cash ($)	Benefit Continuation ($) (1)	Intrinsic Value of Equity Awards as of 12/31/24 ($) (2)	Outplacement Services ($) (3)	Benefit Reduction ($) (4)	Total Benefit ($)
Bryan H. Fairbanks	Cause or Voluntary Termination	—	—	—	—	—	—
	Death or Disability (5)	—	—	3,414,828	—	—	3,414,828
	Involuntary Termination (6)	4,197,644	22,555	3,414,828	—	—	7,635,027
	Change in Control (7)	—	—	3,414,828	—	—	3,414,828
	Termination in connection with Change in Control (7)	7,367,978	37,316	3,414,828	25,000	—	10,845,122
Adam D. Zambanini	Cause or Voluntary Termination	—	—	—	—	—	—
	Death or Disability (5)	—	—	1,165,568	—	—	1,165,568
	Involuntary Termination (6)	1,068,488	22,555	1,165,568	—	—	2,256,611
	Change in Control (7)	—	—	1,165,568	—	—	1,165,568
	Termination in connection with Change in Control (7)	2,057,932	35,048	1,165,568	25,000	—	3,283,548
Prithvi S. Gandhi	Cause or Voluntary Termination	—	—	—	—	—	—
	Death or Disability (5)	—	—	549,493	—	—	549,493
	Involuntary Termination (6)	560,000	3,122	549,493	—	—	1,112,615
	Change in Control (7)	—	—	549,493	—	—	549,493
	Termination in connection with Change in Control (7)	1,890,000	5,487	549,493	25,000	—	2,469,980
Amy M. Fernandez	Cause or Voluntary Termination	—	—	—	—	—	—
	Death or Disability (5)	—	—	1,671,913	—	—	1,671,913
	Involuntary Termination (6)	823,588	21,074	1,671,913	—	—	2,516,575
	Change in Control (7)	—	—	1,671,913	—	—	1,671,913
	Termination in connection with Change in Control (7)	1,561,582	32,735	1,671,913	25,000	—	3,291,230
Jacob T. Rudolph	Cause or Voluntary Termination	—	—	402,087	—	—	—
	Death or Disability (5)	—	—	402,087	—	—	402,087
	Involuntary Termination (6)	613,392	22,555	402,087	—	—	1,038,034
	Change in Control (7)	—	—	402,087	—	—	402,087
	Termination in connection with Change in Control (7)	1,145,088	35,178	402,087	25,000	—	1,607,353
Brenda Lovcik (8)	Cause or Voluntary Termination	—	—	—	—	—	—
	Death or Disability	—	—	—	—	—	—
	Involuntary Termination	—	—	—	—	—	—
	Change in Control	—	—	—	—	—	—
	Termination in connection with Change in Control	—	—	—	—	—	—

(1)
Reflects the Company’s portion of the cost of group health and dental insurance and group life insurance.
(2)
This value is calculated as the intrinsic value of all unvested equity awards held as of December 31, 2025 that would have vested upon death or disability, an involuntary termination, a change in control, or a termination in connection with a change in control based on the $35.08 closing price of the Company’s common stock on the NYSE on December 31, 2025, the last market trading day of the year.
(3)
Reflects estimated outplacement services available to the named executive officers by their change in control severance agreements.

(4)
To the extent that a Named Executive Officer’s change in control severance benefits would cause them to become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, this value would reflect the reduction of their severance benefits to the extent necessary to avoid the application of this tax, as stated in their change in control severance agreement.
(5)
The 2023 Stock Incentive Plan, and individual restricted stock unit agreements and SAR agreements provide that all unvested restricted stock units and unvested SARs immediately vest upon the death or disability of the executive (with performance-based restricted stock units vesting at target levels).
(6)
This represents benefits and payments under the severance agreements covering named executive officers discussed above.
(7)
This represents benefits and payments under the change in control severance agreements covering named executive officers discussed above.
(8)
Ms. Lovcik’s last day of employment was August 5, 2025.

The Company’s Compensation Policies and Practices as They Relate to Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The annual cash incentive compensation plan described in the “Compensation Discussion and Analysis” section above is based upon achievement of annual financial targets, and potential cash incentive compensation opportunities are tempered so as not to place a disproportionate incentive on short-term financial results. In addition, the long-term equity incentive plan provides appropriate motivation to achieve long-term financial results as well, given that the ultimate value of the award is based upon the future value of the Company’s stock, and such awards constitute a significant portion of each executive’s total compensation package. The Company has constructed the performance factors in short- and long-term performance plans such that they balance focus on performance metrics with strong links to stockholder value creation and overall company performance, which we believe avoids any potential risks that may result from an imbalance in performance metrics.

Report of the Audit Committee of the Board of Directors of Trex Company, Inc.

Gerald Volas, Jay M. Gratz, Gena C. Lovett, B. Andrew Rose, and Irene Tasi are members of the Audit Committee. Each of the members of the Audit Committee is considered independent under the New York Stock Exchange (“NYSE”) listing standards and under the U.S. Securities and Exchange Commission’s (“SEC”) audit committee independence standards. Mr. Volas serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

During the fiscal year ended December 31, 2025, the Audit Committee of the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”), with the exception of Irene Tasi who was appointed to the Board on February 9, 2026, reviewed with the Company’s financial managers, the internal auditors and Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of the Company’s system of internal controls, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal controls, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an integrated audit and issuing reports on the following: (1) the Company’s Consolidated Financial Statements, and (2) the Company’s internal control over financial reporting. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes. The Audit Committee has reviewed and discussed the audited Consolidated Financial Statements for the fiscal year ended December 31, 2025 with management. The review included, among other things:

•
Ernst & Young reports to the Audit Committee regarding the conformity of the Company’s Consolidated Financial Statements with U.S. Generally Accepted Accounting Principles;
•
Areas of audit emphasis, particularly those presenting the greatest risk of material misstatement to the Company’s Consolidated Financial Statements;
•
The process used by management in formulating particularly sensitive accounting estimates and the basis for Ernst & Young’s conclusions regarding the reasonableness of these estimates;
•
The existence of, if any, audit adjustments and uncorrected Consolidated Financial Statement misstatements; and
•
Other material written communications between Ernst & Young and management.

Ernst & Young also communicated to the Audit Committee in writing any relationships between Ernst & Young and the Company and persons in financial reporting oversight roles at the Company and provided confirmation of their independence with respect to the Company as required under Public Company Accounting Oversight Board (“PCAOB”) Rules and relevant professional and regulatory standards.

Consistent with this oversight responsibility, Ernst & Young reports directly to the Audit Committee. The Audit Committee appointed Ernst & Young as the Company’s independent registered public accounting firm and approved the firm’s compensation.

The Audit Committee discussed with Ernst & Young the matters required to be discussed by the NYSE, the SEC, the PCAOB, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended, as adopted by the PCAOB. In addition, the Audit Committee has received from Ernst & Young the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE
Gerald Volas, Chairman Jay M. Gratz Gena C. Lovett B. Andrew Rose Irene Tasi

Advisory Vote on Executive Compensation

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” section above for additional details about our executive compensation programs, including information about the fiscal year 2025 compensation of our named executive officers.

The Compensation Committee periodically reviews the compensation programs for our named executive officers to determine and confirm that they achieve (and continue to achieve) the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote in future decisions relating to executive compensation.

Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal if they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

The Board unanimously recommends that the stockholders of the Company vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Ratification of Appointment of Independent Registered Public Accounting Firm for the 2026 Fiscal Year

(Proposal 3)

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026. The Board is submitting this appointment for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider whether or not to retain Ernst & Young as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of the Company and its stockholders.

Approval of Proposal 3

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. (As this matter is deemed to be “routine” under NYSE Rules, broker non-votes are not expected on this proposal.)

The Board unanimously recommends that the stockholders of the Company vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

Independent Registered Public Accounting Firm

Fees

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2025 and 2024. The following sets forth the aggregate fees billed by Ernst & Young to the Company for fiscal years 2025 and 2024.

	2025	2024

Audit services	$1,060,000	$1,010,000
Audit-related services	70,000	—
Tax services	—	—
All other services	—	—
Total	$1,130,000	$1,010,000

Audit Services. Audit services include services performed by Ernst & Young to comply with the standards of the Public Company Accounting Oversight Board related to the audit and review of the Company’s Consolidated Financial Statements. The audit fees shown above for the 2025 and 2024 fiscal years were incurred principally for services rendered in connection with the audit of the Company’s Consolidated Financial Statements and associated SEC filings, the issuance of opinions on the Company’s internal control over financial reporting and quarterly reviews.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent registered public accounting firms.

Tax Services. Tax services include services in connection with the preparation of the Company’s tax returns and corporate tax consultations. No tax services were provided in 2024 or 2025.

All Other Services. No other services were provided in 2024 or 2025.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval on other than an engagement-by-engagement basis is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by such firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has the authority to delegate pre-approval authority to a subcommittee of the Audit Committee consisting of one or more of its members.

All services provided to the Company by Ernst & Young LLP during fiscal 2025 and 2024 were pre-approved by the Audit Committee in accordance with this policy.

Transactions with Related Persons

The Company’s Board has adopted a written policy for the approval of transactions with related persons. The policy requires Audit Committee approval or ratification of transactions which involve more than $120,000 in which the Company is a participant and in which a Company director, nominee for director, executive officer, greater than 5% stockholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. In reviewing the related party transaction, the Audit Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes standing pre-approval for the following related person transactions:

▪
any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;
▪
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts;
▪
any transaction, such as dividends paid on the common stock, in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; and
▪
any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There are no transactions with related persons to report for fiscal 2025.

Stockholder Proposals for the 2027 Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be included in the Proxy Statement for the Company’s annual meeting of stockholders in 2027 must be received by the Secretary of the Company at the Company’s offices at 2500 Trex Way, Winchester, Virginia 22601, at least 120 days before the date of the Company’s Proxy Statement for the previous year’s annual meeting. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

Under the Company’s bylaws, notice of proposals by stockholders to be brought before any annual or special meeting generally must be in proper form, contain the information required by the bylaws and be delivered to the Company no earlier than 120 days and no later than 90 days before the first anniversary of the previous year’s annual meeting.

Delivery of Documents to Stockholders Sharing an Address

If you and other residents at your mailing address own common stock through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one Annual Report to stockholders and Proxy Statement or a Notice of Availability indicating proxy materials are available on the internet for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an Annual Report to stockholders and Proxy Statement or a Notice of Internet Availability is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Notice of Internet Availability to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of the Company’s Annual Report to stockholders or this Proxy Statement, and wish to do so, the Company will send a copy to you if you address your written request to Trex Company, Inc., 2500 Trex Way, Winchester, Virginia 22601, Attention: Secretary, or call the Company at 540-542-6300. If you are receiving multiple copies of the Annual Report to stockholders and Proxy Statement or Notice of Internet Availability, you can request householding by contacting the Company in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce the Company’s expense.

Other Matters

The Board does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

James E. Cline

Chairman of the Board

Bryan H. Fairbanks

President and Chief Executive Officer

Dated: March 16, 2026

(Company logo) Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 27, 2026 at 11:59 P.M., Eastern Time Online Go to https://www.investorvote.com/TREX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at https://www.investorvote.com/TREX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Jay M. Gratz 02 - B. Andrew Rose 03 - Irene Tasi 04 - Gerald Volas 2. Non-binding advisory vote on executive compensation (“say-on-pay”) For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. 1UPX 04800B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2026 proxy statement and 2025 annual report to stockholders are available at: http://www.trex.com/proxy Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.investorvote.com/TREX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — TREX COMPANY, INC. TREX UNIVERSITY 331 APPLE VALLEY ROAD WINCHESTER, VA 22602 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, April 28, 2026 AT 9:00 A.M., EASTERN TIME The undersigned appoints Amy M. Fernandez and Prithvi S. Gandhi, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2026, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. (Continued and to be marked, dated and signed, on the other side)